UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FTI CONSULTING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FTI CONSULTING, INC.

Notice of Annual Meeting of Shareholders and **2019 Proxy Statement**

FTI CONSULTING

EXPERTS WITH IMPACT™

555 12th Street NW

Washington, D.C. 20004

+1.202.312.9100

April 23, 2019

DEAR FELLOW SHAREHOLDERS:

You are invited to join us at the Annual Meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation, on Wednesday, June 5, 2019, at 9:30 a.m., Eastern Daylight Time, at our executive office, located at 555 12th Street NW, Washington, D.C. 20004.

Attached you will find a Notice of Meeting and our Proxy Statement, which contains information regarding the proposals that the Board of Directors is submitting to a vote of the shareholders, as well as instructions on how to vote your shares of common stock.

If you plan to attend the meeting in person, you must register in advance by no later than May 22, 2019, and obtain an admission ticket. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present your admission ticket and valid picture identification, such as a driver’s license or passport, to enter the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Whether or not you attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly authorizing a proxy to vote your shares by telephone or the Internet, or by completing, signing, dating and returning your proxy card or voting instruction card in the return envelope provided to you. Instructions on how to vote your shares begin on page 2 of the Proxy Statement.

Sincerely,

Gerard E. Holthaus

Chairman of the Board

FTI CONSULTING, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Time:	Place:
June 5, 2019	9:30 a.m. Eastern Daylight Time	555 12th Street NW, Washington, D.C. 20004

ITEMS OF BUSINESS AND VOTE RECOMMENDATIONS:

Proposal Number	Proposal	Board Voting Recommendation
No. 1	To elect as directors the eight nominees named in the Proxy Statement	FOR each nominee
No. 2	To ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2019	FOR
No. 3

To vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2018 as described in the Proxy Statement for the Annual Meeting of Shareholders

FOR
	The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof	N/A

Postponements and Adjournments:	Any action on the items of business described above may be considered at the meeting, at the time and on the date specified above or at any time and date to which the meeting may be properly postponed or adjourned.

Record Date:	You are entitled to vote only if you were a shareholder of FTI Consulting, Inc., a Maryland corporation, as of the close of business on March 27, 2019.

Meeting Admission:	Admission will be by ticket only. Please follow the advance registration instructions set forth in the section of the Proxy Statement titled “Information about the Annual Meeting and Voting—How Do I Attend the Annual Meeting in Person?” beginning on page 5 of the Proxy Statement. If you do not provide an admission ticket and comply with the photo identification requirements outlined on page 5, you will not be admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting:	Your vote is very important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may authorize a proxy to vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card for the meeting by completing, signing, dating and returning it in the pre-addressed envelope provided to you. For specific instructions on how to vote your shares, please refer to the section titled “Information about the Annual Meeting and Voting” beginning on page 2 of the Proxy Statement.

By Order of the Board of Directors,

Joanne F. Catanese

Associate General Counsel and Secretary

April 23, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 5, 2019 (the “Annual Meeting”): We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2018 Annual Report on or about April 23, 2019. Our Proxy Statement and Annual Report are available online at www.proxyvote.com.

PROXY SUMMARY	i

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF SHAREHOLDERS	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

ADDITIONAL INFORMATION	5

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES	6
The Director Nomination Process	6
Independence of Directors	9
Proposal No. 1—Elect as Directors the Eight Nominees Named in the Proxy Statement	9
Information about the Nominees for Director	10
Director Attendance at Meetings	14
Committees of the Board of Directors	14
Compensation of Non-Employee Directors and Policy on Non-Employee Director Equity Ownership	18

CORPORATE GOVERNANCE	20
Governance Principles	20
Our Significant Corporate Governance Policies and Practices	20
Board Leadership Structure	21
Oversight of Risk Management	21
Compensation-Related Risks	22
Board and Committee Self-Assessments	22
Succession Planning	22
Code of Conduct	22
Shareholder Nominees for Director	23
Communications with Directors	23

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS	24
Proposal No. 2—Ratify the Appointment of KPMG LLP as FTI Consulting, Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2019	24
Proposal No. 3—Vote on an Advisory (Non-Binding) Resolution to Approve the Compensation of the Named Executive Officers for the Year Ended December 31, 2018 as Described in the Proxy Statement for the Annual Meeting	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26

EXECUTIVE OFFICERS AND COMPENSATION	28
Executive Officers and Key Employees	28
Compensation Discussion and Analysis	29
Report of the Compensation Committee of the Board of Directors	48
Summary Compensation Table	49
Equity Compensation Plans	51
Employment Agreements and Termination and Change in Control Payments	57
CEO Pay Ratio	60

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	61
Review and Approval of Related Party Transactions	61
2018 Related Party Transactions	61

PRINCIPAL ACCOUNTANT FEES AND SERVICES	62

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	63

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	65

PROPOSALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS	65

APPENDIX A—RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES	A-1

APPENDIX B—DEFINITIONS OF ADJUSTED CASH FLOW, ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDED DECEMBER 31, 2018 AND RECONCILIATIONS TO THEIR MOST DIRECTLY COMPARABLE GAAP MEASURES

B-1

PROXY SUMMARY

This Proxy Summary highlights certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the annual meeting of shareholders on June 5, 2019. This Proxy Summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

Date:	June 5, 2019
Time:	9:30 a.m., Eastern Daylight Time
Location:	FTI Consulting, Inc.
555 12th Street NW
Washington, D.C. 20004
Record Date:	Close of business on March 27, 2019
Stock Symbol:	FCN
Exchange:	New York Stock Exchange
Common Stock Outstanding on Record Date:	38,018,740 shares
Registrar and Transfer Agent:	American Stock Transfer & Trust Company
State of Incorporation:	Maryland
Year of Incorporation:	1982
Public Company Since:	1996
Corporate Website:	www.fticonsulting.com

2018 PERFORMANCE UPDATE

We delivered record financial and operational results in 2018 with all of our business segments and regions growing at the top- and bottom-line. This exceptional performance is a result of the deep commitment of our teams across the globe to strengthen our company by developing and attracting the best professionals and building businesses behind them, which in turn allows us to better serve our clients as they navigate their largest and most complex issues.

$2.03 Billion Record revenues reflecting 12% organic growth compared to 2017	3,756 Billable Professionals Billable headcount increased 5% compared to 2017

$3.93 EPS GAAP EPS growth for 6 consecutive years; up 43% compared to 2017	$230.7 Million Net cash provided by operating activities increased 56% compared to 2017

$150.6 Million Net income increased 40% compared to 2017	76 Cities Offices in 76 cities in 28 countries around the globe

$265.7 Million Adjusted EBITDA increased 38% compared to 2017	55% FCN stock price increased 55% from December 31, 2017 to December 31, 2018 compared to a 6% decline for the S&P 5OO

NOTE:

See Appendix A for the definitions of Adjusted EBITDA and other non-GAAP financial measures for financial reporting purposes referred to in this Proxy Statement and the reconciliations to their respective most directly comparable GAAP measures.

i

BUSINESS OVERVIEW

FTI Consulting, Inc. (the “Company” or “FTI Consulting”) is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes. With more than 4,700 employees located in 28 countries, we are the firm our clients call on when their most important issues are at stake.

The Company is organized into five business segments. Each segment seeks to be a global leader in its field by committing to playing a major role in how our clients confront and manage change and risk.

Corporate Finance & Restructuring 28% of Revenues (1)	Focuses on strategic, operational, financial and capital needs of businesses, addressing financial and transactional challenges faced by companies, boards, private equity sponsors, creditor constituencies and other stakeholders

Forensic and Litigation Consulting 26% of Revenues (1)	Complete range of multidisciplinary, independent dispute advisory, investigative, data acquisition/analysis and forensic accounting services

Economic Consulting 26% of Revenues (1)	Analysis of complex economic issues, helping clients with legal, regulatory and international arbitration proceedings, strategic decision making, antitrust, financial economics and public policy debates

Technology 9% of Revenues (1)	Leading provider of consulting services for e-discovery and information management, assisting clients with internal, regulatory and global investigations, early case assessment, litigation and joint defenses, and antitrust and competition investigations

Strategic Communications 11% of Revenues (1)	Integrated suite of services, including financial communications, corporate reputation, transaction communications and public affairs in all the major markets around the world

(1)	Revenue percentages based on consolidated Company full-year 2018 revenues.

STRATEGY

OUR STRATEGIC IMPERATIVES

Our long-term strategic imperatives are as follows:

•	Investing to promote, support and attract talented professionals who can strengthen and build leading positions in areas of critical client needs

•	Investing EBITDA behind key growth areas in which we have a right to win

•	Leveraging our investments to build positions that will support profitable growth on a sustained basis through a variety of economic conditions

•	Actively evaluating and considering opportunistic acquisitions but committing on a day in, day out basis to growth by organic means

•	Maintaining a strong balance sheet and committing to using our strong cash flow generation to enhance shareholder returns

Our strategic imperatives have allowed us and will continue to allow us to drive sustained double-digit earnings per diluted share (“GAAP EPS”) and adjusted earnings per diluted share (“Adjusted EPS”) growth over time.

ENTERING THE NEXT CHAPTER OF OUR STRATEGIC TRANSFORMATION

In 2014, we embarked on a transformational journey to change the focus of the Company from one in which our business segments were largely siloed and growth was primarily driven by acquisitions to a more integrated organic-growth focused company. The changes we have made in each of our business segments from 2014 to 2017, coupled with our commitment to invest behind organic growth and use our strong cash flows to enhance shareholder returns, allowed us to deliver record financial performance in 2018 and continue the trend of delivering sustained GAAP EPS and Adjusted EPS growth for six and four consecutive years, respectively.

(1)

See Appendix A for the definitions of Adjusted EBITDA and Adjusted EPS, non-GAAP financial measures used for financial reporting purposes, and the reconciliations to their most directly comparable GAAP measures.

(2)	2017 GAAP EPS includes $44.9 million, or $1.14 per share, benefit from the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act.

LONG-TERM FOCUS TO DELIVER SUSTAINED DOUBLE-DIGIT GAAP EPS AND ADJUSTED EPS INCREASES OVER TIME

Our goal is to deliver double-digit increases in GAAP EPS and Adjusted EPS over time. We measure growth of GAAP EPS and Adjusted EPS, as applicable, by comparing average GAAP EPS or Adjusted EPS results for each two-year consecutive period to average GAAP EPS or Adjusted EPS results for the prior two-year period. We believe measuring our progress using the two-year average (particularly Adjusted EPS, which allows us to assess total Company operating performance on a consistent basis) is the best indicator of whether we are doing the right things to build our company longer term. This is because in our company and industry, quarterly and annual results are almost always impacted by short-term factors such as the start and end of large engagements or the impact of success fees and organic investments in any given quarter or year. This coupled with our fixed cost structure and our event-driven and often large engagements, materially influences our quarterly and annual results in a way that is not necessarily reflective of the underlying strength of our business. From a longer-term perspective, we believe this short-term volatility will not be material so long as those things do not impact our trajectory, or our ability to build the business over a two-year period.

As seen in the following two sets of graphs showing two-year average GAAP EPS and Adjusted EPS from 2009 to 2015 (left-side) and 2014 to 2018 (right-side)—we have delivered sustained double-digit GAAP EPS and Adjusted EPS growth for each two-year period since 2014 as we have fundamentally strengthened our business, which is powerfully reflected in our multi-year growth trend:

Two-Year Average GAAP EPS Increases (1)

(1)	Two-year average GAAP EPS is calculated by adding the GAAP EPS for each annual period and dividing by two.

Two-Year Average Adjusted EPS Increases (1) (2)

(1)	Two-year average Adjusted EPS is calculated by adding the Adjusted EPS for each annual period and dividing by two.

(2)	See Appendix A for the definition of Adjusted EPS, a non-GAAP financial measure used for financial reporting purposes, and the reconciliation to its most directly comparable GAAP measure.

2018 SHAREHOLDER ENGAGEMENT AND OUTREACH

At our 2018 annual meeting of shareholders (the “2018 Annual Meeting”), our shareholders expressed support for our executive officer compensation practices with approximately 96.5% of the votes cast in favor of our 2017 say-on-pay proposal. Our compensation decisions were informed by discussions in the second-half of 2017 and the first quarter of 2018 with our shareholders holding approximately 70% of our outstanding shares. These discussions resulted in a significant realignment of 2018 compensation programs as compared to 2017. A summary of shareholder feedback and 2018 compensation changes is outlined below:

Shareholder Feedback	Changes Approved for 2018 Compensation Programs
Increase percentage of annual incentive pay (“AIP”) contingent on financial performance for our Chief Executive Officer (“CEO”)	• INCREASED the weighting of AIP opportunity based on financial performance metrics to 75% from 66.67% • REDUCED the weighting of individual performance component to 25% from 33.33%
Reduce CEO target AIP opportunity

•  REDUCED the target AIP opportunity to 150% of base salary from 200% of base salary, with no corresponding increase to other elements of 2018 compensation, to more closely align the targeted annual incentive amount with market practices

Increase percentage of CEO’s and named executive officers’ (“NEOs”) (other than CEO) long-term incentive pay (“LTIP”) opportunity that is performance -based

•  INCREASED the percentage of performance-based restricted stock units (“Performance RSUs”) to 66.67% from 50% for our CEO and to 60% from 50% for our other NEOs, with the balance in awards of shares of restricted stock (“RSAs”)

Enhance rigor of Performance RSUs for CEO

•  INCREASED the performance percentiles for the performance metric based on total shareholder return relative to the S&P 500 (“Relative TSR”) at target and maximum to 55th and 80th percentiles from 50th and 75th percentiles

Increase transparency regarding our NEOs’ individual performance portion of AIP	• ENHANCED the disclosure around the individual performance component of our AIP for our CEO and other NEOs
Self-select a peer group

•  ENGAGED shareholders in the process to identify a self-selected peer group to support compensation benchmarking purposes, providing insight into how the Compensation Committee thinks about compensation with respect to our competition and the market for talent and leadership capabilities

Following our 2018 Annual Meeting, feedback on the compensation changes we enacted for 2018 was positive. We continued to engage with our major shareholders throughout 2018 on key topics, including our executive compensation program and selection of a peer group. We held discussions with 12 of our largest shareholders holding an aggregate of 55.8% of our outstanding shares of common stock as of December 31, 2018. See the section titled “Executive Officers and Compensation—Compensation Discussion and Analysis—What Guides our Programs—The Decision-Making Process—Role of Peer Companies” beginning on page 36 of this Proxy Statement for a discussion of our peer group.

v

KEY ELEMENTS OF 2018 COMPENSATION PROGRAMS

Our compensation programs are comprised of three primary elements: cash annual base salary, AIP and LTIP. Each element is structured to complement one another and establish a balanced pay-for-performance structure. The below diagrams describe our 2018 executive compensation programs:

Award	CEO		NEOs (Other Than CEO)
	Form	Performance Metrics	Form	Performance Metrics
Annual Base Salary	Fixed Cash $1,000,000	N/A	Fixed Cash $550,000	N/A
AIP	AIP Opportunity as % of Annual Base Salary Threshold – 75% Target – 150% Maximum – 225%	Metric as % of Total AIP Opportunity Adjusted EPS – 37.5% Adjusted EBITDA – 37.5% Individual Performance – 25%	AIP Opportunity as % of Annual Base Salary Threshold – 50% Target – 100% Maximum – 150%	Metric as % of Total AIP Opportunity Adjusted EPS – 33.33% Adjusted EBITDA – 33.33% Individual Performance – 33.34%
	Form of Payment as % of Total AIP Cash – 75% RSAs – 25%		Form of Payment as % of Total AIP Cash – 100%

LTIP	Total LTIP Opportunity at Target $3,000,000 (3x Annual Base Salary)		Total LTIP Opportunity at Target $550,000 (1x Annual Base Salary)
	Time-Based RSAs		Time-Based RSAs
	RSA Opportunity as % of Total LTIP Opportunity at Target 33.33% ($999,900) Time-Based Pro Rata Annual Vesting over Three Years	N/A	RSA Opportunity as % of Total LTIP Opportunity at Target 40% ($220,000) Time-Based Pro Rata Annual Vesting over Three Years	N/A
	Performance RSUs		Performance RSUs

Performance RSU Opportunity as % of Total LTIP Opportunity at Target

66.67% ($2,000,100) (“CEO RSU Target”)

Performance RSU Payout Opportunity as % of CEO RSU Target

Threshold – 50%

Target – 100%

Maximum – 150%

Company Relative TSR Threshold – 25th Percentile Target – 55th Percentile Maximum – 80th Percentile

Performance RSU Opportunity as % of Total LTIP Opportunity at Target

60% ($330,000) (“NEO RSU Target”)

Performance RSU Payout Opportunity as % of NEO RSU Target

Threshold – 50%

Target – 100%

Maximum – 150%

Company Relative TSR Threshold – 25th Percentile Target – 50th Percentile Maximum – 75th Percentile

NOTE:

Adjusted EBITDA and Adjusted EPS, non-GAAP financial measures used to establish AIP, are not defined the same as the similarly named financial measures used for financial reporting purposes. See Appendix B for the definitions of similarly named financial measures for determining 2018 AIP and reconciliations to their most directly comparable GAAP measures.

BOARD COMPOSITION AND CHARACTERISTICS

Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe is critical to ensuring that we maintain a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have diverse expertise and skills that enable them to effectively carry out their duties and responsibilities. Since 2014, we have added three new directors as part of our ongoing Board refreshment process, improving the Board’s gender diversity by adding a second female director and enhancing the Board’s collective expertise — notably in finance and accounting, global business and other public company board experience.

87.5% Independent Directors 25% Female Derectors 7 Years Average Tenure (50% - 3 to 5 yrs) 65 Average Age 25% Directors Based Outside of U.S.

Detailed information on each of our eight nominees can be found in the section titled “Information about the Board of Directors and Committees—Information About the Nominees for Director” beginning on page 10 of this Proxy Statement.

Gerard E. Holthaus, age 69 Non-Executive Chairman of WillScot Corporation	Independent Board Chairman of FTI Consulting, Inc. since 2013	Claudio Costamagna, age 63 Chairman of CC e Soci S.r.l.
Steven H. Gunby, age 61 President and Chief Executive Officer of FTI Consulting, Inc.	CEO since January 2014	Sir Vernon Ellis, age 71 Former Chair of the Board of Trustees of the British Council
Brenda J. Bacon, age 68 President and Chief Executive Officer of Brandywine Senior Living LLC		Nicholas C. Fanandakis, age 63 Executive Vice President of DowDuPont Inc.
Mark S. Bartlett, age 68 Former Partner at Ernst & Young LLP		Laureen E. Seeger, age 57 Chief Legal Officer of the American Express Company

COMMITTEE MEMBERSHIP

Name	Audit	Compensation	Nominating and Corporate Governance
Brenda J. Bacon		●	Chair
Mark S. Bartlett	●
Claudio Costamagna		Chair
Vernon Ellis	●		●
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus	●	●
Laureen E. Seeger		●	●

SUMMARY OF VOTING PROPOSALS AND BOARD RECOMMENDATIONS

Proposal Number	Proposal	Board Voting Recommendation
No. 1	To elect as directors the eight nominees named in the Proxy Statement	FOR each nominee

Each of the eight incumbent directors has been nominated by the Board to stand for reelection as directors of the Company. Each nominee, if elected, will serve as a director for a term expiring at the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. (See page 9)

No. 2	To ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2019	FOR

Our Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit our books and records for the year ending December 31, 2019. KPMG has acted as our auditor since 2006. We are offering shareholders the opportunity to ratify the appointment of our independent registered public accounting firm as a matter of good corporate governance practice. (See page 24)

No. 3

To vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2018 as described in the Proxy Statement for the Annual Meeting of Shareholders

FOR

In accordance with applicable law and the preference of our shareholders to cast an advisory (non-binding) vote on say-on-pay every year, we are affording our shareholders the opportunity to cast an advisory (non-binding) vote to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for the year ended December 31, 2018 as described in the Proxy Statement for the Annual Meeting of Shareholders.” (See page 25)

	The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof	N/A

555 12th Street NW

Washington, D.C. 20004

+1.202.312.9100

April 23, 2019

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI Consulting”), will be held on June 5, 2019 (the “Annual Meeting”), at 9:30 a.m., Eastern Daylight Time, at FTI Consulting’s principal executive office, which is located at 555 12th Street NW, Washington, D.C. 20004.

Our Board of Directors (our “Board”) is soliciting our shareholders’ proxies to be voted at our Annual Meeting. Shareholders of the Company at the close of business on March 27, 2019, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting.

This proxy statement (“Proxy Statement”) provides information that you should read before you vote (or authorize a proxy to vote) on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares of common stock, par value $0.01 per share (“Common Stock”), of the Company.

On or about April 23, 2019, we began mailing or emailing to shareholders of record as of the Record Date, a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2018 (the “Annual Report”) online, and we began sending a full set of the proxy materials and Annual Report to shareholders who previously requested paper copies.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE PROXY MATERIALS?

You are invited to attend the Annual Meeting and are entitled to consider and vote on the items of business described in this Proxy Statement. The proxy materials include the Notice and our Annual Report. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

The information in this Proxy Statement describes (i) the proposals to be considered and voted on at the Annual Meeting, (ii) the voting process, (iii) the eight nominees for director named in this Proxy Statement, (iv) information about our Board and committees of our Board (the “Committees”), (v) the compensation of our named executive officers and non-employee directors for the year ended December 31, 2018, and (vi) certain other information we are required or have chosen to provide to you.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

We are sending a Notice, by mail or email, to many shareholders instead of paper copies of the proxy materials and Annual Report. All shareholders receiving the Notice will find instructions on how to access this Proxy Statement and our Annual Report on the website referred to in the Notice or how to request a printed set of these materials at no charge. Choosing to receive future proxy materials and annual reports over the Internet or by email will save us the cost of printing and mailing documents, and will reduce the impact on the environment of holding annual meetings. Your election to receive the proxy materials and annual reports over the Internet or by email will remain in effect until it is terminated. Your Notice will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	view our Annual Report on the Internet;

•	vote your shares of Common Stock of the Company or authorize a proxy to vote your shares; and

•	instruct us to send future proxy materials to you by mail or electronically by email.

WHY DID I RECEIVE PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

We are providing some of our shareholders, including shareholders who have previously requested paper copies of the proxy materials and Annual Report, and some of our shareholders who live outside the United States (“U.S.”), with paper copies of this Proxy Statement and the Annual Report, instead of the Notice. In addition, any shareholder may request to receive proxy materials and annual reports in printed form by mail or electronically by email or over the Internet on an ongoing basis.

HOW CAN I REQUEST PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

Shareholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report in the Notice or the email you receive.

WHEN AND WHERE WILL THE COMPANY HOLD THE ANNUAL MEETING?

The Annual Meeting will be held on Wednesday, June 5, 2019, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 555 12th Street NW, Washington, D.C. 20004, telephone no. +1.202.312.9100.

WHO MAY VOTE AT THE ANNUAL MEETING?

You may vote all of the shares of our Common Stock that you own at the close of business on the Record Date. You may cast one vote for each share that you own. As of the close of business on the Record Date, 38,018,740 shares of our Common Stock were issued and outstanding, and entitled to vote at the Annual Meeting.

WHAT IS A QUORUM?

A quorum must be present at the Annual Meeting in order to transact business. A quorum will be established if shareholders entitled to cast a majority of all votes entitled to be cast are represented at the Annual Meeting, either in person or by proxy. If a quorum is not established, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned without a vote of shareholders by the chairman of the Annual Meeting until such time as a quorum is present, with no notice other than announcement at the Annual Meeting.

Proxies received and marked as abstentions from voting on a proposal, and broker non-votes are counted for determining whether a quorum is present. A “broker non-vote” results when a trust, broker, bank, or other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules of the New York Stock Exchange (the “NYSE”), does not have the discretionary authority to vote on a matter. If a properly executed proxy has not been returned, the holder is not present for quorum purposes unless actually present in-person at the Annual Meeting.

WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND I VOTE?

Proposal No. 1: To elect as directors the eight nominees named in the Proxy Statement

As there are eight nominees for the eight director seats up for election, each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” with respect to his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: To ratify the appointment of KPMG LLP (“KPMG”) as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2019

Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2019 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 2, and will have no effect on the results of the vote on this proposal. Discretionary voting is permitted by the NYSE on this proposal and, therefore, we do not anticipate any broker non-votes for this proposal.

The Board recommends a vote FOR the ratification of the appointment of KPMG.

Proposal No. 3: To vote on an advisory

(non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2018 as described in the Proxy Statement for the Annual Meeting of Shareholders

The approval of a resolution approving the compensation of our named executive officers for the year ended December 31, 2018 as described in this Proxy Statement for the Annual Meeting requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3, and will have no effect on the results of the vote on this proposal. However, this proposal is an advisory (non-binding) proposal.

The Board recommends a vote FOR the advisory (non-binding) resolution to approve the compensation of our named executive officers for the year ended December 31, 2018 as described in the Proxy Statement.

If you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to authorize a proxy to vote your shares of Common Stock by Internet, by telephone or by requesting a paper proxy card, or how to vote in person by attending and submitting a ballot at the Annual Meeting.

WHO PAYS THE COSTS OF THE PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies. In addition to the mailing or emailing of the Notice, the proxy materials and the Annual Report, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers, directors and employees, who will not receive any additional compensation for such solicitation activities.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or a broker, trust, bank, or other nominee or fiduciary, or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all your shares.

WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD, OR VOTE BY SOME OTHER METHOD?

If you are a registered “record” shareholder and you do not authorize a proxy to vote your shares of Common Stock by Internet, by telephone, or by completing, signing, dating and returning a paper proxy card or voting instruction card, your shares will not be voted unless you attend the Annual Meeting and vote in person. In addition, if you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.

If your shares are held in a brokerage account or by a trust, bank, or other nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, trusts, banks, and other nominees and fiduciaries are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, trust, bank, or other nominee or fiduciary on how to vote your shares. Since a beneficial owner is not the record shareholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your voting instruction card, if you hold shares through an account with a broker, trust, bank, or other nominee or fiduciary, your shares may be voted. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 2, to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2019, is considered a routine matter for which brokers, trusts, banks, and other nominees and fiduciaries may vote in the absence of specific instructions.

When a proposal is not considered “routine” and the broker, trust, bank, or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 2, are non-routine proposals. Votes that cannot be cast by a broker, trust, bank, or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?

You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:

•	You may notify our Corporate Secretary, at our office at 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209, in writing that you wish to revoke your proxy.

•	You may submit a proxy dated later than your original proxy.

•

You may attend the Annual Meeting and vote by ballot if you are a shareholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of Common Stock at the Annual Meeting.

•

For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided, or, if you obtained a legal proxy from your broker, trust, bank, or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

HOW DO I ATTEND THE ANNUAL MEETING IN PERSON?

If you plan to attend the Annual Meeting, you must register in advance by no later than May 22, 2019, and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to shareholders as of the close of business on the Record Date or their authorized representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, and electronic devices will not be allowed in the meeting room. To gain admission to the Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.

•

If You Vote by Mail. If you are a shareholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.

•

If You Vote by Internet. If you are a shareholder of record and receive your materials electronically, and authorize a proxy to vote your shares of Common Stock via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.

•

Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from the record holder to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares prior to the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from the record holder.

•

Authorized Named Representatives. If you are a shareholder as of the Record Date and intend to appoint an authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209 or by fax to +1.410.951.4878. Requests for authorized named representatives to attend the Annual Meeting must be received by no later than Wednesday, May 22, 2019. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you own shares of Common Stock of the Company prior to the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, trust, bank, or other nominee or fiduciary holding your shares); (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.

•	We reserve the right to deny entry to the Annual Meeting if the above conditions are not satisfied.

ADDITIONAL INFORMATION

On or about April 23, 2019, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or the Notice of the Annual Meeting, this Proxy Statement and the Annual Report in paper copies, to the Company’s shareholders of record as of the close of business on the Record Date. The Annual Report does not constitute a part of the proxy solicitation materials. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at http://www.fticonsulting.com, under “About—Governance—Annual Reports” and “About—Governance—Proxy Statements.”

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

THE DIRECTOR NOMINATION PROCESS

IDENTIFICATION OF CANDIDATES AS DIRECTORS FOR ELECTION AT THE ANNUAL MEETING

Our Board currently consists of eight directors, seven of whom are independent. During the first quarter of each year, the Board and each Committee conducts a self-assessment, which helps to inform the director nomination process. The Nominating and Corporate Governance Committee works with our Board to develop the qualifications, attributes and experience required of Board nominees in light of current Board composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors the Nominating and Corporate Governance Committee considers relevant.

The Nominating and Corporate Governance Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates for nomination as directors, and has the sole authority to negotiate the fees and terms of the retention of such advisors.

The Nominating and Corporate Governance Committee evaluates incumbent directors for reelection each year as if they were new candidates. It may identify other candidates for nomination as directors, if necessary, through recommendations from our directors, management, employees, shareholders or outside consultants, as well as through the formal shareholder nomination process described under the section titled “Corporate Governance — Shareholder Nominees for Director” on page 23 of this Proxy Statement. The Nominating and Corporate Governance Committee will evaluate candidates in the same manner, regardless of the source of the recommendation.

As part of its refreshment efforts, the Nominating and Corporate Governance Committee focuses on ensuring that the director candidates have a diverse skill set based on industry—and company specific—knowledge, and will bring unique perspectives to the Board. The Nominating and Corporate Governance Committee may also consider gender when evaluating candidates. Specifically, the refreshment process entails:

Key director attributes that are considered by the Nominating and Corporate Governance Committee and the Board include:

•

Leadership Experience. Experience holding a significant leadership position in a complex organization or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that accelerate growth and change

•	Finance or Accounting Experience. Experience with finance and/or financial reporting that demonstrates an understanding of finance and financial information and processes

•

Services or Industry Experience. Experience with our key practice offerings or client industries — such as capital markets, mergers and acquisitions, restructuring, consulting, energy, financial institutions, healthcare and telecom, media and technology—to deepen the Board’s understanding and knowledge of our business

•	Government Experience. Experience working constructively and proactively with governments and agencies, both foreign and domestic

•

Other Public Company Board Experience. Experience serving on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management and the relationships among the board, the chief executive officer and other members of senior management

•

Global Experience. Experience managing or growing companies outside the U.S. or with global companies to broaden our knowledge, help direct our global expansion and help navigate the hurdles of doing business outside the U.S.

•

Diversity. Diversity of gender, background, professional skills and work experience to bring unique perspectives to the Board to help broaden the Company’s understanding and knowledge of the markets we serve

In addition, the Nominating and Corporate Governance Committee and the Board consider other factors, as they determine to be appropriate, including:

•	Integrity and Credibility. High ethical standards and strength of character in the candidate’s personal and professional dealings, and a willingness to be held accountable

•	Business Judgment. Mature and practical judgment, and a history of making good business decisions in good faith and in a manner that will be in the best interests of the Company and its stakeholders

•	Collaborative Work Ethic. Ability to work together with other directors and management to carry out his or her duties in the best interests of the Company and its stakeholders

•	Need for Expertise. The extent to which the candidate has some quality or experience that would fill a present need on the Board

•

Sufficient Time. The candidate is willing to devote sufficient time and effort to the affairs of the Company, as well as other factors related to the ability and willingness of the candidate to serve on the Board

QUALIFICATIONS OF THE INCUMBENT DIRECTORS

Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe is critical to ensuring that we maintain a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have diverse expertise and skills that enable them to effectively carry out their duties and responsibilities:

Director		Leadership	Finance and Accounting	Services or Industry	Government	Other Public Company Board Experience	Global	Independence

	Brenda J. Bacon	✓		✓	✓	✓		✓

	Mark S. Bartlett	✓	✓	✓		✓	✓	✓

	Claudio Costamagna	✓	✓	✓		✓	✓	✓

	Vernon Ellis	✓	✓	✓	✓		✓	✓

	Nicholas C. Fanandakis	✓	✓	✓		✓	✓	✓

	Steven H. Gunby	✓		✓		✓	✓

	Gerard E. Holthaus	✓	✓	✓		✓	✓	✓

	Laureen E. Seeger	✓		✓		✓	✓	✓

During the first quarter of 2019, the Nominating and Corporate Governance Committee discussed with each incumbent director his or her ability to continue to serve as a director if he or she were to be nominated by the Board and reelected by shareholders at the Annual Meeting. All of the incumbent directors welcome the opportunity to continue to serve as a director of the Company if reelected by shareholders at the Annual Meeting.

CHARACTERISTICS OF THE INCUMBENT DIRECTORS

Since 2014, we have added three new directors, improving the Board’s gender diversity by adding a second female director and enhancing the Board’s collective expertise—notably in finance and accounting, global business and other public company board experience. Director refreshment has resulted in a diverse group of independent directors with low average tenure, gender diversity and significant experience.

87.5% 25% 7years 65 25% independent directors female directors average tenure (50% - 3 to 5 yrs.) average age director based outside of u.s.

2019 NOMINATIONS OF CANDIDATES AS DIRECTORS FOR ELECTION AT THE ANNUAL MEETING

Following its consideration of the above factors, as well as the qualifications of the incumbent directors, including their ability to continue to serve as directors of the Company following the Annual Meeting, the Nominating and Corporate Governance Committee recommended, and the Board nominated, all eight of the incumbent directors to stand for reelection by shareholders at the Annual Meeting:

2019 Director Nominees
Brenda J. Bacon	Nicholas C. Fanandakis
Mark S. Bartlett	Steven H. Gunby
Claudio Costamagna	Gerard E. Holthaus
Vernon Ellis	Laureen E. Seeger

INDEPENDENCE OF DIRECTORS

The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Based on those standards, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that, other than Steven H. Gunby, the seven current non-employee directors named above who are standing for reelection at the Annual Meeting are independent. Steven H. Gunby is not considered independent since he is our President and Chief Executive Officer (our “CEO”).

In making its independence determinations, the Board considered that Nicholas C. Fanandakis is an Executive Vice President of DowDuPont Inc., and Laureen E. Seeger is Chief Legal Officer of the American Express Company. Both of those companies are clients of the Company. The Board found that Mr. Fanandakis and Ms. Seeger are independent, after concluding that the Company’s engagements with each of their employers or its respective subsidiaries are in the ordinary course of the Company’s business on substantially the same terms as transactions with other clients of the Company for similar services, and neither Mr. Fanandakis nor Ms. Seeger has received any direct or indirect personal and pecuniary benefits from any of these client engagements or transactions. The fees from such engagements amounted to less than the greater of $1.0 million or 2% of each such client’s consolidated gross revenues for each year ended December 31, 2016, December 31, 2017 and December 31, 2018. In addition, during each of the years ended December 31, 2016, December 31, 2017 and December 31, 2018, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

PROPOSAL NO. 1—ELECT AS DIRECTORS THE EIGHT NOMINEES NAMED IN THE PROXY STATEMENT

Each of the eight incumbent directors nominated by the Board is standing for reelection at the Annual Meeting. Each nominee, if elected, will serve as a director for a term expiring at the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.

We do not know of any reason why any nominee would be unable to serve as a director, if elected. If any nominee is unable to serve or for good cause will not serve, which is not anticipated, the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, all valid proxies will be voted “FOR” the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Shareholders may not vote in person or by proxy for a greater number of persons than the number of nominees named.

More detailed information about each of the eight nominees is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Information about the Nominees for Director” beginning on page 10 of this Proxy Statement.

Shareholder Approval Required. Each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” with respect to his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election, and will have no effect on the election of directors. Any incumbent director who does not receive the required vote will be subject to our mandatory resignation policy, which is described in the section of this Proxy Statement titled “Corporate Governance—Our Significant Corporate Governance Policies and Practices” beginning on page 20 of this Proxy Statement.

The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Eight Nominees as Directors.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

All of the nominees were elected as directors of the Company at the 2018 annual meeting of shareholders held on June 6, 2018 (the “2018 Annual Meeting”). Information about each of the eight incumbent directors nominated to stand for election at the Annual Meeting is detailed below:

2019 Nominees for Director	Principal Occupations and Business Experiences

Brenda J. Bacon Independent Director Director Since: 2006 Age: 68

Brenda Bacon has extensive healthcare experience as the President and Chief Executive Officer of Brandywine Senior Living LLC, a senior living company, for more than 10 years. Ms. Bacon co-founded Brandywine Living in 1996. Brandywine Living currently has 30 operating properties in seven states. Ms. Bacon served as Chief of Management and Planning, a cabinet-level position for the State of New Jersey under former New Jersey Governor James J. Florio from 1989 to 1993. During President Clinton’s first term, Ms. Bacon was on loan to the Presidential Transition Team, as co-chair for the transition of the Department of Health and Human Services.

Public Company Directorships and Committees:

Hilton Grand Vacations Inc. [Member of Audit Committee and Governance Committee]

Other Select Non-Public Directorships and Committees:

Rowan University [Trustee]

Senior Living Credentialing Commission [Chair of Board]

Argentum

Mark S. Bartlett Independent Director Director Since: 2015 Age: 68

Mark Bartlett has extensive accounting and financial services experience, having retired as a Partner of Ernst & Young LLP, a leading accounting firm, in June 2012. Mr. Bartlett joined Ernst & Young in 1972 and worked there until his retirement, serving as Managing Partner of the firm’s Baltimore office and Senior Client Service Partner for the Mid-Atlantic region. He is a certified public accountant.

Public Company Directorships and Committees:

T. Rowe Price Group, Inc. [Chairman of Audit Committee and Member of Executive Compensation and Management Development Committee]

Rexnord Corporation [Chairman of Audit Committee]

WillScot Corporation [Chairman of Audit Committee and Member of Nominating and Corporate Governance Committee]

Other Select Non-Public Directorships and Committees:

The Baltimore Life Companies [Member of Finance Committee]

2019 Nominees for Director	Principal Occupations and Business Experiences

Claudio Costamagna Independent Director Director Since: 2012 Age: 63

Claudio Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in June 2007. Mr. Costamagna has extensive experience in investment banking, having served for 18 years, until April 2006, in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the Investment Banking Division in Europe, the Middle East and Africa from December 2004 to March 2006.

Past Public Company Directorships:

Advanced Accelerator Applications

Luxottica Group S.p.A.

Salini Impregilo Group

DeA Capital S.p.A.

IL Sole 24 Ore S.p.A.

Other Select Non-Public Directorships and Committees:

CC e Soci S.r.l. [Chairman]

FSI SGR S.p.a. [Chairman]

Universita L. Bocconi [Member of International Advisory Council]

Sir Vernon Ellis Independent Director Director Since: 2012 Age: 71

Sir Vernon Ellis was Chair of the Board of Trustees of the British Council, the United Kingdom’s international organization for cultural relations and education opportunities, from March 2010 to March 2016. He has extensive experience in international management consulting, having retired from Accenture (UK) Limited, a leading global professional services firm, in March 2010, after holding the positions of Senior Advisor from January 2008 to March 2010 and International Chairman from January 2001 to December 2007, and holding other major operational roles prior to 2001.

Other Select Non-Public Directorships and Committees:

Martin Randall Travel Ltd. [Chairman]

One Medical Group Ltd. [Chairman]

2019 Nominees for Director	Principal Occupations and Business Experiences

Nicholas C. Fanandakis Independent Director Director Since: 2014 Age: 63

Nicholas Fanandakis is Executive Vice President of DowDuPont Inc., a leading global research and technology-based science company formed in September 2017 through the merger of The Dow Chemical Company (“Dow”) and E.I. duPont de Nemours and Company (“DuPont”), with responsibility for significant business portfolio changes for the DuPont-related businesses. From November 2009 to September 1, 2017, Mr. Fanandakis served as Chief Financial Officer and Executive Vice President of DuPont prior to its merger with Dow. Mr. Fanandakis joined DuPont in 1979 as an accounting and business analyst. Since then, Mr. Fanandakis has served in a variety of plant, marketing, product management and business director roles. Mr. Fanandakis served as Group Vice President of DuPont Applied BioSciences from 2008 to 2009. Mr. Fanandakis also served as Vice President and General Manager of DuPont Chemical Solutions Enterprise from 2003 until February 2007 when he was named Vice President of DuPont Corporate Plans.

Public Company Directorships and Committees:

ITT Inc. [Member of Audit Committee]

Steven H. Gunby Director Since: 2014 Age: 61

Steven Gunby joined the Company as its President and Chief Executive Officer on January 20, 2014. Mr. Gunby has extensive experience in the consulting services industry, having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for more than 30 years beginning in August 1983. The positions he held with The Boston Consulting Group include Global Leader, Transformation, from January 2011 to January 2014, and Chairman, North and South America, from December 2003 to December 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.

Public Company Directorships and Committees:

Arrow Electronics, Inc. [Member of Audit Committee]

2019 Nominees for Director	Principal Occupations and Business Experiences

Gerard E. Holthaus Independent Director Chairman of the Board Since: 2013 Director Since: 2004 Age: 69

In November 2017, Gerard Holthaus was elected the non-executive Chairman of the Board of WillScot Corporation, a leading provider of modular space solutions in North America, and he stepped down as non-executive Chairman of the Board of Algeco Scotsman Global S.a.r.l. and its holding company, Algeco/Scotsman Holdings S.a.r.l., a leading global provider of modular space solutions, positions that he held since April 2010. From October 2007 to April 2010, Mr. Holthaus held the positions of Executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman Global S.a.r.l.

Public Company Directorships and Committees:

WillScot Corp. [Chairman of the Board and Member of Audit Committee, Chair of Compensation Committee and Member of Nominating and Corporate Governance Committee]

Past Public Company Directorships:

BakerCorp International, Inc.

Neff Corporation

Other Select Non-Public Directorships and Committees:

The Baltimore Life Companies [Chairman of Nominating and Corporate Governance Committee]

Laureen E. Seeger Independent Director Director Since: 2016 Age: 57

Laureen Seeger is Chief Legal Officer of the American Express Company, a diversified financial services company, having previously held the title of Executive Vice President and General Counsel since July 2014. From March 2006 through June 2014, Ms. Seeger served as Executive Vice President, General Counsel and Chief Compliance Officer at McKesson Corporation, the largest healthcare services company in North America, where she led the Law, Public Affairs, Compliance and Corporate Secretary functions, while guiding the Company through complex legal and regulatory environments and contributing to its financial growth. Ms. Seeger joined McKesson in 2000 as General Counsel of its Technology Division. In this role, she provided leadership through complex merger and acquisition transactions, and product evolutions, while building the Law Department and enhancing client service.

Past Public Company Directorships:

Umpqua Holdings Corporation

Other Select Non-Public Directorships and Committees:

University of Wisconsin Foundation and Alumni Association [Member of Development and Governance Committees]

Central Park Conservancy

DIRECTOR ATTENDANCE AT MEETINGS

DIRECTOR ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

Our Board and its Committees meet throughout the year on a set schedule, hold special meetings as needed and act by written consent from time to time. Each director is expected to attend all meetings of the Board and each Committee of the Board on which he or she serves, unless excused for reasons of serious illness or extreme hardship. During each director’s term of office during 2018, each director attended no less than 75% of the total number of regular and special meetings held by the Board and each Committee on which he or she served.

During 2018, the Board and each Committee held the following number of meetings:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Total Meetings Held	7	6	8	5

For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee. Meetings that were adjourned one day and reconvened on another day have been counted as one meeting. A meeting at which the Board or a Committee has convened for a limited joint purpose has been counted as the meeting of the primary meeting holder.

DIRECTOR ATTENDANCE AT OTHER MEETINGS

Our independent directors meet in closed (executive) sessions, without the presence of management, periodically throughout the year. The non-executive, independent Chairman of the Board chairs the meetings of the independent directors, which coincide with regular meetings of the Board. During 2018, our independent directors met in closed (executive) sessions three times without management, and six of the seven independent directors attended more than 75% of such sessions.

Our policy is that all director nominees attend the annual meeting of shareholders, except in cases of serious illness or extreme hardship. All nominees for director who were elected as directors of the Company on June 6, 2018 attended our 2018 Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEE MEMBERSHIP

Name	Audit	Compensation	Nominating and Corporate Governance
Brenda J. Bacon		●	Chair
Mark S. Bartlett	●
Claudio Costamagna		Chair
Vernon Ellis	●		●
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus	●	●
Laureen E. Seeger		●	●

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written Committee Charters. The Committee Charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. Each Committee approves its own Committee Charter amendment and submits it to the Nominating and Corporate Governance Committee, which recommends action by the Board. All Committee Charter amendments are submitted to the Board for approval.

Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the Nominating and Corporate Governance Committee are available on our website under “About—Governance” at http://www.fticonsultng.com/about/governance, as follows:

Name of Committee	Website Link
Audit Committee	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf
Compensation Committee	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-compensation -committee-of-the-board-of-directors.pdf
Nominating and Corporate Governance Committee	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines /charter-of-the-nominating-and-corporate-governance-committee-of-the-board-of-directors.pdf

AUDIT COMMITTEE

The Board has determined that all Audit Committee members are independent and otherwise qualify as Audit Committee members pursuant to applicable rules of the Securities and Exchange Commission (the “SEC”) and the NYSE. No Audit Committee member is a member of more than three other public company audit committees. The Board has determined that all of the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee

•	selects, oversees and retains our independent registered public accounting firm;

•	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

•	oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;

•	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

•	reviews and discusses our periodic reports filed with the SEC;

•	reviews and discusses our earnings press releases and communications with financial analysts and investors;

•	oversees our internal audit activities;

•	oversees our disclosure controls and procedures;

•	reviews Section 404 of the Sarbanes-Oxley Act of 2002, internal control over financial reporting;

•	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;

•	reviews and discusses risk assessment and risk management policies and practices;

•	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;

•	reviews, discusses and approves insider and affiliated person transactions;

•	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

•	performs an annual self-evaluation of the Audit Committee;

•	reviews its Committee Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

•	prepares the Audit Committee Report required to be included in the annual proxy statement.

COMPENSATION COMMITTEE

The Board has determined that all Compensation Committee members are non-employee directors and qualify as independent directors under the Company’s Categorical Standards of Director Independence and the NYSE’s corporate governance rules, including the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations regarding the independence of each of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including: (i) the source of such director’s compensation; (ii) any consulting, advisory or other compensatory fees paid by the Company to the director; and (iii) any other affiliations the director has with the Company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.

All of the members of the Compensation Committee qualify as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Role of Management

The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. They also recommend individual incentive pay opportunities, including the: (i) annual incentive pay (“AIP”) financial performance metrics; (ii) AIP subjective individual performance goal(s); (ii) long-term incentive pay (“LTIP”) performance metric; and (iii) AIP and LTIP award levels of the participants. Management also advises the Compensation Committee regarding the achievement of performance metrics and goals, and payments under our incentive compensation plans and programs. Our CEO attended all Compensation Committee meetings held during 2018, other than meetings and executive sessions to which he was not invited. Our CEO did not participate in the Compensation Committee discussions regarding his individual performance and final annual compensation. Only members of the Compensation Committee vote on matters before that Committee.

Role of the Compensation Advisors

Under its Committee Charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. During 2018, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) and Frederick W. Cook & Co., Inc. (“FWC”) to advise the Compensation Committee on certain executive officer compensation matters. In addition, during 2018, the Compensation Committee consulted Freshfields Bruckhaus Deringer US LLP (“Freshfields”) on certain legal aspects of executive officer compensation. During 2018, the Compensation Committee requested advice on a variety of issues, including short-term and long-term executive incentive compensation programs, executive contract amendments and the composition of our compensation peer group, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2018 Annual Meeting. Neither of Pearl Meyer and the Company, nor FWC and the Company, provided any services to the other during 2018, apart from the advisory services provided by Pearl Meyer or FWC to the Compensation Committee. Freshfields provided services to the Company as outside executive compensation counsel. In such capacity, Freshfields advised the Company regarding executive officer and other compensation matters. The Company routinely is engaged by Freshfields to provide services to it or its clients in the ordinary course of our business. After consideration of the above factors, as well as information supplied by Pearl Meyer and FWC, including their respective independence letters, the Compensation Committee concluded that Pearl Meyer and FWC were independent and not subject to any conflicts of interest when each of them was providing services to the Compensation Committee. After considering Freshfields’ relationships to the Company and its subsidiaries and its conflicts of interest policy and practices, the Compensation Committee concluded that Freshfields is not independent, but determined that it offers unique, well-rounded perspectives on our executive officer compensation, and the advice it provides is aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with Pearl Meyer and Freshfields on executive officer compensation and other matters from time to time. During 2018, aggregate fees paid to each of FWC and Pearl Meyer for all services rendered by such company to the Compensation Committee did not exceed $120,000.

Functions of the Compensation Committee

•	approves the compensation of our CEO;

•	approves the compensation of other executive officers;

•	administers our equity-based compensation plans and approves awards under such plans;

•	establishes objective performance goals, individual award levels and operative and subjective performance measures, and oversees all aspects of executive officer incentive compensation;

•	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;

•	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosures with management;

•

performs annual performance evaluations of our executive officers, in conjunction with the independent Chairman of the Board or other presiding director, as applicable, and Chair of the Nominating and Corporate Governance Committee;

•	performs an annual self-evaluation of the Compensation Committee;

•	reviews its Committee Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval;

•	prepares the Compensation Committee Report included in the annual proxy statement;

•

submits all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board, and to a vote of shareholders if shareholder approval is required; and

•

ensures that shareholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers in accordance with the frequency selected by shareholders and (ii) the frequency of the shareholder advisory (non-binding) vote to approve the resolution approving the compensation of the named executive officers at least once every six years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2018, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. No executive officer serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules.

Functions of the Nominating and Corporate Governance Committee

•	identifies and qualifies the annual slate of directors for nomination by the Board;

•	reviews non-employee director compensation and recommends changes to the Board for approval;

•	assesses the independence of directors for the Board;

•	identifies and qualifies the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board;

•	identifies and qualifies candidates to fill vacancies occurring between annual meetings of shareholders for election by the Board;

•

monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters and other policies and practices relating to corporate governance for submission to the Board for approval;

•	monitors and reviews responses to shareholder communications with non-management directors together with the independent Chairman of the Board or presiding director, as applicable;

•	oversees the process for director education;

•	oversees the process for Board and Committee annual self-evaluations;

•	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board and the Compensation Committee;

•	oversees the process relating to succession planning for our CEO and other executive officer positions;

•	reviews directors’ and officers’ liability insurance terms and limits;

•	reviews its Committee Charter and recommends changes to the Board for approval; and

•	performs an annual self-evaluation of the Nominating and Corporate Governance Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP

GENERAL

Non-employee directors receive annual retainer and equity compensation as described below pursuant to the FTI Consulting, Inc. Non-Employee Director Compensation Plan, amended and restated effective as of January 1, 2016 (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). We do not pay fees for attendance at Board and Committee meetings.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table describes the components of non-employee director compensation for 2018:

Compensation Elements	2018 Director Compensation Values ($) (1) (5)	Alternative Forms of Payment
Annual Retainer: (2) (5) (6)	50,000	Cash or Deferred Stock Units
Annual Committee Chair Fees: (2) (5)	10,000 — Chair of Audit Committee 7,500 — Chair of Compensation Committee 5,000 — Chair of Nominating and Corporate Governance Committee	Cash or Deferred Stock Units
Additional Annual Non-Executive Chairman of the Board Fee: (2) (5)	200,000	Cash or Deferred Stock Units
Annual Equity Award: (2) (3) (4) (5) (6)	250,000	Restricted Stock, Restricted Stock Units, Deferred Restricted Stock Units or Cash

(1)

Following each annual meeting of shareholders, continuing non-employee directors receive payment of the annual retainer and annual equity award, and Chairman of the Board or Committee Chair fee, if applicable, as of the date of such annual meeting. A new non-employee director receives a prorated annual retainer and equity award upon first being appointed to the Board other than at an annual meeting. A non-employee director, who is appointed to a chairmanship other than following an annual meeting, receives a prorated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(2)

U.S. non-employee directors are permitted to voluntarily defer annual retainer payments (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and/or annual equity compensation awards in the form of deferred stock units or deferred restricted stock units, respectively. Deferred stock units awarded on account of deferred annual retainer and Chairman of the Board and/or Committee Chair fees are vested in full on the grant date. Deferred restricted stock units granted on account of deferred annual equity compensation awards vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below. Each deferred stock unit and deferred restricted stock unit represents the right to receive one share of Common Stock upon the earlier of (i) a separation from service event, (ii) an elected payment date, and (iii) certain other permissible payment events, in each case in accordance with Section 409A (“Code Section 409A”) of the U.S. Internal Revenue Act of 1986, as amended.

(3)

The annual equity award, unless deferred, is in the form of shares of restricted stock, in the case of U.S. non-employee directors, and restricted stock units, in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of Common Stock upon vesting. Annual equity awards are non-transferable and vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below.

(4)

All unvested shares of restricted stock and restricted stock units will immediately vest in full upon a non-employee director’s (i) death, (ii) “Disability” (as defined in the Director Plan), (iii) cessation of service within one year following a Change in Control, unless other accommodations are made with respect to such awards, (iv) cessation of service at the expiration of his or her term as a director due to the Company’s failure to renominate such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion), due to the request of such director or as a result of a voluntary resignation)), and (v) cessation of service due to failure of the Company’s shareholders to reelect such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion)).

(5)

The number of (i) deferred stock units awarded to a non-employee director as annual retainer compensation (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and (ii) shares of restricted stock, restricted stock units and deferred restricted stock units awarded to a non-employee director as annual equity compensation, will be determined by dividing (a) the U.S. dollar value of such award by (b) the closing price per share of Common Stock reported on the NYSE for the grant date. Fractional restricted shares, restricted stock units, deferred stock units and deferred restricted share units are rounded down to the nearest whole share.

(6)

If we do not have sufficient shares of Common Stock authorized under our shareholder-approved equity compensation plan to fund annual retainer and equity awards in stock-based awards, such awards will be funded in cash. The payout of such cash amounts will be subject to applicable deferred compensation payment, vesting and accelerated vesting conditions, subject to Code Section 409A, and such cash amounts generally will accrue interest at the rate of 6% per annum.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2018:

Names of Non-Employee Directors	Fees Earned or Paid in Cash ($) (a)	Stock Awards (1) ($) (b)	Option Awards (1) ($) (c)	All Other Compensation (2) ($) (d)	Total ($) (e)
2018 Non-Employee Directors:
Brenda J. Bacon	55,000	249,937	—	—	304,937
Mark S. Bartlett	50,000	249,937	—	—	299,937
Claudio Costamagna	57,500	249,937	—	—	307,437
Vernon Ellis	50,000	249,937	—	—	299,937
Nicholas C. Fanandakis	60,000	249,937	—	—	309,937
Gerard E. Holthaus	250,000	249,937	—	—	499,937
Laureen E. Seeger	50,000	249,937	—	—	299,937

(1)	The balances of each director’s equity-based awards (excluding vested shares of Common Stock) are set forth in the table below:

Name	Unvested Restricted Shares or Restricted Stock Units	Vested Deferred Stock or Deferred Restricted Stock Units	Unvested Deferred Stock or Deferred Restricted Stock Units	Unexercised Stock Options
2018 Non-Employee Directors:
Brenda J. Bacon	3,866	—	—	—
Mark S. Bartlett	3,866	—	—	—
Claudio Costamagna	3,866	—	—	—
Vernon Ellis	3,866	—	—	—
Nicholas C. Fanandakis	3,866	—	—	—
Gerard E. Holthaus	3,866	43,678	—	—
Laureen E. Seeger	3,866	—	—	—

(2)	No current director received perquisites or other benefits aggregating more than $10,000 in 2018.

POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP

Our Policy on Non-Employee Director Equity Ownership demonstrates our Board’s continuing commitment to shareholder interests. The policy sets each non-employee director’s total investment level at five times (5x) the value of the annual retainer. A non-employee director will be required to meet the ownership level in effect when he or she first joins the Board within three years following receipt of his or her first director compensation payment. Non-employee directors have three years to meet any increased ownership level during their tenure. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of Common Stock if he or she does not attain or maintain the applicable equity ownership investment level at the initial ownership measurement date, or at June 30 of each year thereafter, except as necessary to pay or repay the cost of exercising a stock option or any tax obligations associated with the exercise of a stock option or vesting of stock-based awards, or as otherwise approved by the Compensation Committee, in its sole discretion.

Shares of Common Stock that are, directly or indirectly, (i) beneficially owned by a non-employee director or (ii) held in a trust over which such non-employee director has more than 50% of the beneficial interest and controls the management of the assets will count toward attaining and maintaining the applicable equity ownership level. Also, restricted stock, restricted stock units, deferred stock units and deferred restricted stock units, whether or not vested, will count toward attaining and maintaining the non-employee director’s applicable equity ownership level. Stock options, whether or not vested, will not count toward meeting the equity ownership requirement. The securities counted toward attaining and maintaining each non-employee director’s ownership level will be valued at the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the applicable measurement date. As of December 31, 2018, all non-employee directors were in compliance with our Policy on Non-Employee Director Equity Ownership.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

Our following governance policies can be found on our website under “About—Governance” at http://www.fticonsulting.com/about/governance. Our policies and the other information on our website do not constitute a part of this Proxy Statement. Paper copies of our policies (as well as the Charters of the Committees) may be obtained, without charge, upon request by contacting the Corporate Secretary, FTI Consulting, Inc., 6300 Blair Hill Road, Suite 303, Baltimore, MD 21209. Our governance policies can be accessed at the below website links:

Name of Policy	Website Link
Categorical Standards of Director Independence	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/categorical-standards-for-director-independence.pdf
Corporate Governance Guidelines	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting-corporate-governance-guidelines.pdf
Code of Ethics and Business Conduct	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf
Anti-Corruption Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf
Policy on Reporting Concerns and Non-Retaliation	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-on-reporting-concerns-and-non-retaliation.pdf
Policy on Disclosure Controls	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-on-disclosure-controls.pdf
Policy on Inside Information and Insider Trading	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-statement-on-inside-information-and-insider-trading.pdf

The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices, and to comply with the laws and rules of the SEC, the NYSE and other regulators.

OUR SIGNIFICANT CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Board is committed to maintaining strong corporate governance practices, which include:

•	Annual Director Elections. Shareholders elect our directors annually to hold office to the next annual meeting of shareholders and until his or her successor is duly elected and qualifies.

•

Non-Employee Independent Chairman of the Board. Gerard E. Holthaus is our non-employee independent Chairman of the Board. More information about our Chairman of the Board may be found in the section titled “— Board Leadership Structure” on page 21 of this Proxy Statement.

•

Majority Voting in Uncontested Director Elections. A nominee in an uncontested election shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” as to such nominee at an annual meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election, and will have no effect on the election of directors.

•

Director Resignation. Our Corporate Governance Guidelines provide that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board. The Nominating and Corporate Governance Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation, and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding his or her offer of resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s offer to resign. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept an offer of resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement or removal (whichever occurs first). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.

•	Executive Sessions. Our Board meets regularly in executive sessions without the presence of management, including our CEO.

•	Shareholder Rights Plan. We do not have a shareholder rights plan and are not currently considering adopting one.

•

Shareholder Power to Amend Bylaws. Our shareholders, by the affirmative vote of the holders of a majority of the shares of Common Stock, have the power to adopt, alter or repeal any Bylaw of the Company.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide the Board with flexibility to choose the leadership structure that it deems best for the Company based upon our business needs, prospects, opportunities and strategic goals at the time, including separating the roles of Chairman of the Board and CEO. In December 2013, the Board appointed Gerard E. Holthaus as its non-executive independent Chairman of the Board. In determining who should hold the position of Chairman, the Board considered Mr. Holthaus’ experience since 2006 as the Board’s independent Presiding Director. The Board also considered each director’s individual experience and his or her experience serving as a director of other companies, particularly the experience of non-U.S. directors serving on the board of companies in locations where non-executive or independent chairmanships are common. The Board believes that Mr. Holthaus’ continuing service as Chairman of the Board provides continuity in leadership and governance. The Board periodically reviews its leadership structure and may make changes in the future.

The Board also believes that separation of the CEO and Chairman of the Board positions balances the role of the Board to oversee the Company’s business, on the one hand, and management’s responsibilities to manage the Company’s operations on a day-to-day basis, on the other hand. Our CEO is responsible for setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executive officers and other key employees directed with implementing plans and carrying out operations, and reporting to the Board. The Chairman of the Board structures the agendas for the Board meetings to ensure that topics deemed important by the independent directors are addressed, as well as to allow the Board to express its views on the Company’s management, operations, material transactions, strategy and execution. As Chairman, Mr. Holthaus (i) presides over meetings and executive sessions of the Board, and executive sessions of the independent directors, (ii) acts as a liaison between management and the independent directors, (iii) consults with our CEO, (iv) ensures that the Board and our CEO understand each other’s views on critical matters, (v) monitors significant issues occurring between Board meetings and ensures Board involvement when appropriate, (vi) ensures the adequate and timely exchange of information and supporting data between the Company’s management and the Board, and (vii) receives shareholder communications addressed to the independent directors.

OVERSIGHT OF RISK MANAGEMENT

The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. Management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, implementing and carrying out corporate responses, and reporting to the responsible

Committee of the Board. The Audit Committee reviews and discusses the enterprise risk management profile that management of the Company prepares and the policies and guidelines that management of the Company uses to manage risks. In addition, the Audit Committee reviews and evaluates the performance and operations of our risk management function, which is managed by our Enterprise Risk Management Committee, consisting of members of management and employees with responsibilities for critical functions, such as accounting, information technology, internal audit, ethics, compliance and risk management.

We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy and data and cybersecurity risks, general economic and business risks, and legal, regulatory and compliance risks, including risks associated with the Foreign Corrupt Practices Act (the “FCPA”) and foreign anti-bribery laws. Our risk and compliance officer manages our internal enterprise risk management function, working closely with members of our Enterprise Risk Management Committee and our executive management, business segments and corporate functions, to identify and assess risks and mitigate exposures. Our head of information technology works closely with our risk and compliance officer to assess our cybersecurity risks and implement technology and other measures to mitigate those risks. Our risk and compliance officer and our head of information technology each regularly report to and discuss with our executive management and Audit Committee our policies and procedures to identify and assess critical risk exposures, including cybersecurity risks, and the plans and actions that have been identified or taken by our corporate functions to correct, rehabilitate or mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on critical risk areas identified by management, such as the FCPA, the UK Anti-Bribery Act of 2010 and cybersecurity. The Audit Committee also reports to the Board on a regular basis to apprise them of the Company’s risk profile and risk management, as well as discussions with our executive management, risk and compliance officer and head of internal audit.

Each of the other two standing Committees of the Board also considers risks within its area of responsibility. For example, the Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance, including the listing requirements of the NYSE. The Compensation Committee reviews and discusses risks relating to the executive compensation policies and practices. These Committees also keep the Board apprised of governance- and compensation-related risks.

COMPENSATION-RELATED RISKS

At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2018. This assessment included the: (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation programs, policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

BOARD AND COMMITTEE SELF-ASSESSMENTS

During the first quarter of 2019, the Board and Committees conducted their annual self-assessments to identify issues critical to their success. All directors completed the assessments. The results were discussed by the Board and the Committees at a joint meeting held in February 2019 during which they discussed the results and provided thorough, objective feedback, which will be used to implement performance enhancements going forward.

SUCCESSION PLANNING

The Nominating and Corporate Governance Committee reviews succession and development plans for management. In 2018, progress was made to identify specific candidates to succeed our CEO in the event of an emergency or retirement. The Nominating and Corporate Governance Committee will continue its focus on emergency succession planning during 2019. It will also continue to undertake the identification of succession candidates in a non-emergency situation.

CODE OF CONDUCT

Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together with our Code of Ethics, our “Code of Conduct”) applies to financial professionals, including our Chief Financial Officer, corporate Controller and Chief Accounting Officer, and corporate Treasurer, as well as our CEO and all other officers, directors, employees and independent contractors of the Company and its affiliates. We require all individuals subject to our Code of Conduct to avoid conflicts of interest, comply with applicable laws (including the FCPA, other anti-bribery laws and legal and regulatory requirements of the jurisdictions in which we have offices and/or conduct business), protect Company assets, conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interests and in accordance with the Code of Conduct. The Code of Conduct prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are publicly available and can be found on our website under “About—Governance” at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf and https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf, respectively. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of such policy to any officer, financial professional or person performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC. Our Code of Ethics was last updated in any material respect in February 2018.

SHAREHOLDER NOMINEES FOR DIRECTOR

We did not receive any notices of shareholder nominees for director prior to the deadline for 2019 nominations described in our proxy statement for our 2018 Annual Meeting. Under our current Bylaws, nominations for director at an annual meeting of shareholders may be made by a shareholder who is a shareholder of record both at the time of (i) the giving of the notice by the shareholder and (ii) the date of the annual meeting; provided such shareholder delivers notice along with the additional information and materials required by our current Bylaws, including, as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for the election of directors, to the Corporate Secretary at our principal executive office of the Company located at 555 12th Street NW, Washington, D.C. 20004, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders. For the annual meeting of shareholders in 2020, you must deliver this notice no earlier than November 25, 2019 and no later than December 25, 2019. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of shareholders, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office, not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

You may obtain a copy of our Bylaws, without charge, from our Corporate Secretary at FTI Consulting, Inc., 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209, telephone no. +1.410.951.4867. We filed a copy of our Bylaws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to our Current Report on Form 8-K dated June 1, 2011, and we filed copies of Amendments No. 1 and No. 2 to our Bylaws through December 13, 2013 and September 17, 2014 as exhibits to our Current Reports on Form 8-K filed with the SEC on December 16, 2013 and September 22, 2014, respectively.

COMMUNICATIONS WITH DIRECTORS

Shareholders, employees and other interested persons may communicate with our Board or any individual director using the FTI Consulting Integrity Hotline, which allows interested persons to place confidential reports by either telephone or the Internet, without divulging their name or other personal information. The reporting website may be accessed from any Internet-enabled computer at http://www.fticonsulting.ethicspoint.com. Telephone reports may be placed through the FTI Consulting Integrity Hotline by calling +1.866.294.3576 (toll free) in the U.S. Reports submitted through the FTI Consulting Integrity Hotline will be sent to designated recipients within the Company, which includes our Vice President—Chief Risk and Compliance Officer. If interested persons do not feel comfortable using the FTI Consulting Integrity Hotline, they may communicate with our Board, the Chairman of the Board, an individual director or the independent directors as a group by contacting our Vice President—Chief Risk and Compliance Officer, by telephone to Matthew Pachman, at +1.202.312.9100, by mail to his attention at FTI Consulting, Inc., 555 12th Street NW, Washington, D.C. 20004, or by email to matthew.pachman@fticonsulting.com. Communications directed to the Board, Chairman of the Board, an individual director or the independent directors as a group, depending upon the subject matter, will be directed to the Chairman of the Board, Chair of the Audit Committee or Chair of the Nominating and Corporate Governance Committee or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The Company will not filter any such communications.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

In addition to Proposal No. 1 to elect as directors the eight nominees named in this Proxy Statement, we will present the two additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.

PROPOSAL NO. 2—RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019

The firm of KPMG has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and the Company that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2019. We are seeking shareholder ratification of that action. Although shareholder ratification of the appointment of KPMG is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If shareholders do not ratify KPMG’s appointment, the Audit Committee will take that into consideration, together with such other factors it deems relevant, in determining its appointment of an independent registered public accounting firm for the year ending December 31, 2019.

KPMG’s representative will be present, in person or by conference telephone, at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. See the section titled “Principal Accountant Fees and Services” on page 62 of this Proxy Statement for a description of the services provided by, and fees paid to, KPMG for the fiscal years ended December 31, 2017 and December 31, 2018 and other matters relating to the procurement of services.

Shareholder Approval Required. The ratification of the appointment of KPMG as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2019 requires a majority of the votes cast at the Annual Meeting on the proposal to be voted “FOR” this proposal. Abstentions will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 2, and will have no effect on the results of the vote on this proposal. Brokers and other designees have discretionary authority to vote on this proposal, so we do not expect any broker non-votes on this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3—VOTE ON AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2018 AS DESCRIBED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING

Our shareholders have the opportunity to vote on an advisory (non-binding) resolution (“say-on-pay”) to approve the compensation of our named executive officers (our “NEOs”) identified in the section titled “Executive Officers and Compensation—Compensation Discussion and Analysis (the “CD&A”)—Named Executive Officers” for the year ended December 31, 2018, beginning on page 29 of this Proxy Statement. The CD&A describes the material elements of our 2018 NEO compensation policies and programs, and the principles and objectives that informed our compensation decisions.

We conduct continuous investor outreach throughout the year. Pages 33 to 34 of the CD&A describe our shareholder engagement and pages 38 to 39 of our CD&A describe the 2018 compensation programs adopted by our Compensation Committee in the first quarter of 2018 in response to investor feedback. In addition, we listened to our shareholders and the section of the CD&A titled “— What Guides our Programs — How we Make Compensation Decisions — Role of Peer Companies” beginning on page 36 of this Proxy Statement describes the peer group that we have selected for the purpose of benchmarking our CEO compensation starting in 2019.

Our NEOs’ 2018 compensation programs have been designed to:

•	PROVIDE our NEOs with competitive total pay opportunities to retain, motivate and attract talented executive officers

•	MAINTAIN continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation

•

Structure our executive officer compensation programs to ALIGN THE INTERESTS of our NEOs with those of our shareholders by encouraging solid corporate growth, and the prudent management of risks and rewards

•	BALANCE the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value

•	Place a significant percentage of each NEO’s total compensation opportunity AT RISK and subject to the attainment of financial goals that drive or measure the creation of shareholder value

•	Pay-for-PERFORMANCE

•	Manage our executive officer compensation programs CONSISTENTLY among participating NEOs

The say-on-pay vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs for 2018, as described in the Proxy Statement.

This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its ongoing evaluation of the Company’s executive officer compensation programs, principles and objectives. The Compensation Committee seeks the advisory vote of our shareholders on say-on-pay annually.

We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve the 2018 compensation of our NEOs as described in the Proxy Statement by approving the following non-binding resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for the year ended December 31, 2018, as described in the Proxy Statement for the Annual Meeting of Shareholders.”

Shareholder Approval Required. The approval of the resolution approving the compensation of our NEOs for the year ended December 31, 2018 as described in this Proxy Statement requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3, and will have no effect on the results of the vote on this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 38,018,740 shares of our Common Stock issued and outstanding as of the close of business on the Record Date. The following table shows the beneficial ownership of our Common Stock as of the close of business on the Record Date by:

•	each of the NEOs named in this Proxy Statement;

•	each person known by us to own beneficially more than 5% of our outstanding shares of Common Stock;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The amounts and percentages of shares of Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock and has not pledged any of our securities to secure or as collateral for any indebtedness or other obligations.

Name of Beneficial Owner (1)	Number of Common Shares Owned	Unvested Restricted Shares	Right to Acquire – Vested and Exercisable Stock-Based Options (2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Steven H. Gunby	249,960	45,499	201,774	497,233	1.31
Ajay Sabherwal	9,133	10,865	8,710	28,708	*
Paul Linton	19,850	7,011	90,660	117,521	*
Curtis P. Lu	13,802	7,011	9,308	30,121	*
Holly Paul	11,659	9,511	35,603	56,773	*
Brenda J. Bacon	27,189	3,866	—	31,055	*
Mark S. Bartlett	21,759	3,866	—	25,625	*
Claudio Costamagna	37,553	—	—	37,553	*
Vernon Ellis	25,293	—	—	25,293	*
Nicholas C. Fanandakis	16,077	3,866	—	19,943	*
Gerard E. Holthaus (3)	79,843	3,866	—	83,709	*
Laureen E. Seeger	14,957	3,866	—	18,823	*
BlackRock, Inc. (4)	5,678,229	—	—	5,678,229	14.94
55 East 52nd Street New York, NY 10055
Dimensional Fund Advisors LP (5)	3,111,437	—	—	3,111,437	8.18
Building One 6300 Bee Cave Road Austin, TX 78746
FMR LLC (6)	3,222,161	—	—	3,222,161	8.48
245 Summer Street Boston, MA 02210
The Vanguard Group (7)	4,384,131	—	—	4,384,131	11.53
100 Vanguard Blvd. Malvern, PA 19355
All directors and executive officers as a group (12 persons)	527,074	99,228	346,055	972,357	2.56

* = Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 555 12th Street NW, Washington, D.C. 20004.

(2)	No stock options, stock-based units or other rights to acquire shares of Common Stock will vest or become exercisable within 60 days of the Record Date.

(3)	The reported beneficial ownership of Gerard Holthaus excludes 43,678 shares of Common Stock issuable on account of vested and unvested deferred stock units.

(4)

Information is based on Schedule 13G/A filed with the SEC on February 11, 2019 reporting (i) sole power to vote or direct the vote of 5,580,134 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 5,678,229 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. BlackRock, Inc. reports that various other persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one person’s interest is more than five percent of the total outstanding shares of Common Stock, except that iShares Core S&P Small-Cap ETF and BlackRock Fund Advisors each beneficially owns five percent or greater of our outstanding shares of Common Stock.

(5)

Information is based on Schedule 13G/A filed with the SEC on February 8, 2019 reporting (i) sole power to vote or direct the vote of 3,048,499 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,111,437 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. Dimensional Fund Advisors LP reports that these securities are owned by various investment funds to which Dimensional Fund Advisors LP acts as an investment advisor or serves as investment manager or sub-advisor, which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and to its knowledge no one fund’s interest is more than five percent of the total outstanding shares of Common Stock. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(6)

Information is based on Schedule 13G filed with the SEC on February 13, 2019 reporting (i) sole power to vote or direct the voting of 666,558 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,222,161 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. FMR LLC reports that one or more other persons are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, the shares of the Company. No one person’s interest in the shares of Common Stock of the Company is more than a five percent of the total outstanding shares of Common Stock.

(7)

Information is based on Schedule 13G/A filed with the SEC on February 11, 2019 reporting (i) sole power to vote or direct the vote of 37,867 shares, (ii) shared power to vote or direct the vote of 5,409 shares, (iii) sole power to dispose or direct the disposition of 4,344,860 shares, and (iv) shared power to dispose or direct the disposition of 39,271 shares, of the Company’s Common Stock.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers and Key Employees	Principal Business Experiences for the Past Five Years

Ajay Sabherwal
Chief Financial Officer Officer Since: 2016 Age: 53

Ajay Sabherwal joined the Company in August 2016 as Chief Financial Officer. From July 2010 to August 2016, Mr. Sabherwal was the Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc., a provider of telecommunications services primarily in Northern New England. During Mr. Sabherwal’s term as an officer of FairPoint Communications, Inc. it sought Chapter 11 bankruptcy protection, having filed in October 2009. Mr. Sabherwal is a director of Prairie Provident Resources Inc., a corporation listed on the Toronto Stock Exchange.

Paul Linton
Chief Strategy and Transformation Officer Officer Since: 2014 Age: 48

Paul Linton joined the Company in August 2014 as Chief Strategy and Transformation Officer. From September 2000 to August 2014, Mr. Linton was a management consultant with The Boston Consulting Group, a leading business strategy consulting services firm, where he was most recently a Partner and Managing Director.

Curtis P. Lu
General Counsel Officer Since: 2015 Age: 53

Curtis Lu joined the Company in June 2015 as General Counsel. From June 2010 to June 2015, Mr. Lu was the General Counsel of LightSquared, Inc., a wireless Internet services company. During Mr. Lu’s term as an officer of LightSquared, Inc. it sought Chapter 11 bankruptcy protection, having filed in May 2012. Mr. Lu began his legal career at Latham & Watkins LLP, an international law firm, where he was a litigation partner.

Holly Paul
Chief Human Resources Officer Officer Since: 2014 Age: 48

Holly Paul joined the Company in August 2014 as Chief Human Resources Officer. From 2013 to August 2014, Ms. Paul was Senior Vice President and Chief Human Resources Officer of Vocus, Inc., a publicly traded company offering marketing and public relations software. Prior to 2013, Ms. Paul spent 18 years with PricewaterhouseCoopers LLP, a global public accounting firm, serving in various roles, ultimately rising to become the firm’s most senior talent acquisition leader.

Brendan Keating
Chief Accounting Officer and Controller Officer Since: 2019 Age: 55

Brendan Keating has held the positions of Chief Accounting Officer and Controller since March 2019. From September 2011 to March 2019, Mr. Keating was Vice President—Assistant Controller of the Company. Mr. Keating served as a Senior Vice President of Accounting Policy and Reporting at Discovery, Inc., a mass media company, from 2008 to 2011.

Matthew Pachman
Vice President – Chief Risk and Compliance Officer Officer Since: 2012 Age: 54

Matthew Pachman has held the position of Vice President—Chief Risk and Compliance Officer since June 2016. Prior to assuming the duties of Chief Risk Officer of the Company in February 2015, Mr. Pachman also held the position of Vice President and Chief Ethics and Compliance Officer from July 2012 to June 2016. Prior to joining FTI Consulting, Mr. Pachman built and led compliance programs at various other companies, including Altegrity Risk International, Inc., a global risk consulting and information services company, the Federal Home Loan Mortgage Corporation, a public government-sponsored enterprise operating in the secondary mortgage market, and MCI Communications Corp., a telecommunications company.

Our officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section (“CD&A”) describes the material elements of our executive officer compensation programs and policies for 2018, and the principles and objectives of our decisions with respect to 2018 compensation for our named executive officers (each an “NEO,” and collectively, our “NEOs”).

NAMED EXECUTIVE OFFICERS

Our NEOs determined as of December 31, 2018 include the following current executive officers of the Company:

Name	Title

Steven H. Gunby	President and Chief Executive Officer (“CEO”)

Ajay Sabherwal	Chief Financial Officer (“CFO”)

Paul Linton	Chief Strategy and Transformation Officer (“CSTO”)

Curtis P. Lu	General Counsel (“GC”)

Holly Paul	Chief Human Resources Officer (“CHRO”)

EXECUTIVE SUMMARY

2018 Company Performance Update

We delivered record financial and operational results in 2018 with all of our business segments and regions growing at the top- and bottom-line. This exceptional performance is a result of the deep commitment of our teams across the globe to strengthen our company by developing and attracting the best professionals and building businesses behind them, which in turn allows us to better serve our clients as they navigate their largest and most complex issues.

$2.03 Billion Record revenues reflecting 12% organic growth compared to 2017	3,756 Billable Professionals Billable headcount increased 5% compared to 2017

$3.93 EPS GAAP EPS growth for 6 consecutive years; up 43% compared to 2017	$230.7 Million Net cash provided by operating activities increased 56% compared to 2017

$150.6 Million Net income increased 40% compared to 2017	76 Cities Offices in 76 cities in 28 countries around the globe

$265.7 Million Adjusted EBITDA increased 38% compared to 2017	55% FCN stock price increased 55% from December 31, 2017 to December 31, 2018; compared to a 6% decline for the S&P 500

NOTE:

See Appendix A for the definitions of Adjusted EBITDA and other non-GAAP financial measures for financial reporting purposes referred to in this CD&A and the reconciliations to their most directly comparable GAAP measures. Certain of these non-GAAP financial measures are not defined the same as the similarly named financial measures used to establish annual incentive pay (“AIP”). See Appendix B for the definitions of similarly named financial measures for determining 2018 AIP and reconciliations to their most directly comparable GAAP measures.

Business Overview

FTI Consulting is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes. With more than 4,700 employees located in 28 countries, we are the firm our clients call on when their most important issues are at stake.

The Company is organized into five business segments. Each segment seeks to be a global leader in its field by committing to playing a major role in how our clients confront and manage change and risk.

Corporate Finance & Restructuring 28% of Revenues (1)	Focuses on strategic, operational, financial and capital needs of businesses, addressing financial and transactional challenges faced by companies, boards, private equity sponsors, creditor constituencies and other stakeholders

Forensic and Litigation Consulting 26% of Revenues (1)	Complete range of multidisciplinary, independent dispute advisory, investigative, data acquisition/analysis and forensic accounting services

Economic Consulting 26% of Revenues (1)	Analysis of complex economic issues, helping clients with legal, regulatory and international arbitration proceedings, strategic decision making, antitrust, financial economics and public policy debates

Technology 9% of Revenues (1)	Leading provider of consulting services for e-discovery and information management, assisting clients with internal, regulatory and global investigations, early case assessment, litigation and joint defenses, and antitrust and competition investigations

Strategic Communications 11% of Revenues (1)	Integrated suite of services, including financial communications, corporate reputation, transaction communications and public affairs in all the major markets around the world

(1)	Revenue percentages based on consolidated Company full-year 2018 revenues.

Strategy

Our Strategic Imperatives

Our long-term strategic imperatives are as follows:

•	Investing to promote, support and attract talented professionals who can strengthen and build leading positions in areas of critical client needs

•	Investing EBITDA behind key growth areas in which we have a right to win

•	Leveraging our investments to build positions that will support profitable growth on a sustained basis through a variety of economic conditions

•	Actively evaluating and considering opportunistic acquisitions but committing on a day in, day out basis to growth by organic means

•	Maintaining a strong balance sheet and committing to using our strong cash flow generation to enhance shareholder returns

Our strategic imperatives have allowed us and will continue to allow us to drive sustained double-digit earnings per diluted share (“GAAP EPS”) and adjusted earnings per diluted share (“Adjusted EPS”) growth over time.

Entering the Next Chapter of our Strategic Transformation

In 2014, we embarked on a transformational journey to change the focus of the Company from one in which our business segments were largely siloed and growth was primarily driven by acquisitions to a more integrated organic growth focused company. The changes we have made in each of our business segments from 2014 to 2017, coupled with our commitment to invest behind organic growth and use our strong cash flows to enhance shareholder returns, allowed us to deliver record financial performance in 2018 and continue the trend of delivering sustained GAAP EPS and Adjusted EPS growth for six and four consecutive years, respectively.

(1)	See Appendix A for the definitions of the non-GAAP financial measures used for financial reporting purposes and the reconciliations to their most directly comparable GAAP measures.

(2)	2017 GAAP EPS includes $44.9 million, or $1.14 per share, benefit from the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).

Long-Term Focus to Deliver Sustained Double-Digit GAAP EPS and Adjusted EPS Increases Over Time

Our goal is to deliver double-digit increases in GAAP EPS and Adjusted EPS over time. We measure growth of GAAP EPS and Adjusted EPS, as applicable, by comparing average GAAP EPS or Adjusted EPS results for each two-year consecutive period to average GAAP EPS or Adjusted EPS results for the prior two-year period. We believe measuring our progress using the two-year average (particularly Adjusted EPS, which allows us to assess total Company operating performance on a consistent basis) is the best indicator of whether we are doing the right things to build our company longer term. This is because in our company and industry, quarterly and annual results are almost always impacted by short-term factors such as the start and end of large engagements or the impact of success fees and organic investments in any given quarter or year. This coupled with our fixed cost structure and our event-driven and often large engagements, materially influences our quarterly and annual results in a way that is not necessarily reflective of the underlying strength of our business. From a longer-term perspective, we believe this short-term volatility will not be material so long as those things do not impact our trajectory, or our ability to build the business over a two-year period.

As seen in the following two sets of graphs showing two-year average GAAP EPS and Adjusted EPS from 2009 to 2015 (left-side) and 2014 to 2018 (right-side)—we have delivered sustained double-digit GAAP EPS and Adjusted EPS growth for each two-year period since 2014 as we have fundamentally strengthened our business, which is powerfully reflected in our multi-year growth trend:

Two-Year Average GAAP EPS Increases (1)

(1)	Two-year average GAAP EPS is calculated by adding the GAAP EPS for each annual period and dividing by two.

Two-Year Average Adjusted EPS Increases (1) (2)

(1)	Two-year average Adjusted EPS is calculated by adding the Adjusted EPS for each annual period and dividing by two.

(2)	See Appendix A for the definition of Adjusted EPS, a non-GAAP financial measure used for financial reporting purposes, and the reconciliation to its most directly comparable GAAP measure.

2018 Shareholder Engagement and Outreach

We have a robust shareholder engagement program that proactively offers shareholders access to management and the Board at multiple touchpoints throughout the year. We regularly speak with a broad spectrum of our shareholders on a variety of topics. Such communications allow us to provide perspective on Company policies and practices, stay attuned to shareholder sentiment on a variety of issues, and address shareholder concerns with our policies and practices when appropriate. Generally, we communicate with our major shareholders through our executive management and investor relations professionals. Periodically, our Chairman of the Board and Chair of the Compensation Committee communicate with major shareholders as well, which allows our directors to directly solicit and receive our shareholders’ views on our strategy, performance and executive compensation programs.

Fall Informed by our summer report, we engage in conversations with our largest shareholders to assess corporate governance and compensation trends and practices that are important to them.

Winter

Report shareholder feedback from our fall meetings to the Board and use shareholder feedback to enhance our proxy disclosure and make appropriate changes to our governance practices and compensation programs.

Spring

Conduct follow-up conversations with our largest shareholders and extend an invitation to our 20 largest shareholders to discuss important issues that will be considered at our upcoming annual meeting.

Summer

Prepare a report for the Board that includes a review of voting results and feedback we received from our shareholders during the proxy season. This discussion informs outreach and engagement plans for our meetings with shareholders during the fall.

At our 2018 annual meeting of shareholders (the “2018 Annual Meeting”), our shareholders expressed support for our executive officer compensation practices with approximately 96.5% of the votes cast in favor of our 2017 say-on-pay proposal. Our compensation decisions were informed by discussions in the second half of 2017 and the first quarter of 2018 with our shareholders holding approximately 70% of our outstanding shares. These discussions resulted in a significant realignment of 2018 compensation programs as compared to 2017. A summary of shareholder feedback and 2018 compensation changes is outlined below:

Shareholder Feedback	Changes Approved for 2018 Compensation Programs

Increase percentage of AIP contingent on financial performance for CEO	• INCREASED the weighting of AIP opportunity based on financial performance metrics to 75% from 66.67% • REDUCED the weighting of individual performance component to 25% from 33.33%

Reduce CEO target AIP opportunity

•  REDUCED the target AIP opportunity to 150% of base salary from 200% of base salary, with no corresponding increase to other elements of 2018 compensation, to more closely align the targeted annual incentive amount with market practices

Increase percentage of our CEO’s and other NEOs’ Long-Term Incentive Pay (“LTIP”) opportunity that is performance-based

•  INCREASED the percentage of performance-based restricted stock units (“Performance RSUs”) to 66.67% from 50% for our CEO and to 60% from 50% for our other NEOs, with the balance in awards of shares of restricted stock (“RSAs”)

Enhance rigor of Performance RSUs for CEO

•  INCREASED the performance percentiles for the performance metric based on total shareholder return relative to the S&P 500 (“Relative TSR”) at target and maximum to 55th and 80th percentiles from 50th and 75th percentiles

Increase transparency regarding our NEOs’ individual performance portion of AIP	• ENHANCED the disclosure around the individual performance component of our AIP for our CEO and other NEOs

Self-select a peer group

•  ENGAGED shareholders in the process to identify a self-selected peer group to support compensation benchmarking purposes, providing insight into how the Compensation Committee thinks about compensation with respect to our competition and the market for talent and leadership capabilities

Following our 2018 Annual Meeting, feedback on the compensation changes we enacted for 2018 was positive. We continued to engage with our major shareholders throughout 2018 on key topics, including our executive compensation program and selection of a peer group. We held discussions with 12 of our largest shareholders holding an aggregate of 55.8% of our outstanding shares of common stock as of December 31, 2018. See the section of this CD&A titled “—What Guides Our Programs—Role of Peer Companies” for a discussion of our peer group beginning on page 36.

Compensation Governance Practices

Our executive compensation programs are administered by our independent Compensation Committee. In addition to designing executive compensation programs that incentivize long-term value creation and are contingent on achieving specific financial goals, our compensation practices also include a number of key features highlighted below.

✓	Pay-for-performance philosophy and program structure with approximately 82% of compensation at-risk for our CEO in 2018

✓	Appropriate balance between short-term and long-term pay

✓	Robust stock ownership requirements: CEO (5x annual base salary) and NEOs (1x annual base salary)

✓	No automatic acceleration of equity awards on a “Change in Control” (as defined in the applicable equity compensation plan)

✓	Anti-hedging and pledging policies

✓	Robust clawback policy on incentive pay

✓	Use of independent consultant to advise Compensation Committee

WHAT GUIDES OUR PROGRAMS

Compensation Philosophy

Our Compensation Committee strongly believes that NEO compensation—both pay opportunities and pay realized—should be linked with the Company’s operational performance and the creation of shareholder value. Our Compensation Committee designs our executive officer compensation programs to accomplish our goals of:

•	ATTRACTING executive officer candidates through competitive compensation programs that are appropriate for our business, size and geographic diversity

•	MAINTAINING continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation

•

Structuring our executive officer compensation programs to ALIGN THE INTERESTS of our NEOs with those of our shareholders by encouraging solid corporate growth and the prudent management of risks and rewards

•	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value

•

Placing a significant percentage of each NEO’s total compensation opportunity AT RISK and subject to the attainment of financial - or market-based goals that drive or measure the creation of shareholder value

•	Paying for PERFORMANCE

•	LIMITING perquisites and other non-performance-based entitlements

How We Make Compensation Decisions

The Decision-Making Process

The below diagram illustrates the thoughtful continuous process that is followed to establish our compensation programs, which align our NEOs’ interests with the interests of our shareholders by incentivizing shareholder value creation through challenging goals.

QUARTERLY	SECOND & THIRD QUARTERS	FOURTH & FIRST QUARTERS	FIRST QUARTER

• Management/Board review business strategy, Company performance and competitive environment • Compensation Committee evaluates management performance against Company results	• Management recommends compensation peer group • Compensation Committee selects peer group with its independent compensation advisor

•   Compensation Committee sets CEO annual individual performance goals

•   CEO sets annual individual performance goals of other NEOs

•   Management recommends compensation programs for upcoming year

•   Compensation Committee develops compensation programs with its independent compensation advisor

•   Compensation Committee consults the Audit Committee to evaluate Company financial performance prior to formal announcement of year-end financial results

•   Compensation Committee evaluates CEO individual performance

•   CEO evaluates individual performance of other NEOs and advises Compensation Committee

•   Compensation Committee establishes payments for applicable bonus year

•   Management presents budget for upcoming fiscal year

•   Compensation Committee finalizes compensation programs and payment opportunities for current fiscal year with its independent compensation advisor

Role of Compensation Committee

The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent advisors and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Compensation Committee Charter, which may be accessed at our website at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-compensation-committee-of-the-board-of-directors.pdf .

Role of Management

The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. They also recommend individual incentive pay opportunities, including the: (i) AIP financial performance metrics; (ii) AIP subjective individual performance goal(s); (iii) the LTIP performance metric; and (iv) AIP and LTIP award levels of the participants. Management also advises the Compensation Committee regarding the achievement of performance metrics and goals, and payments under our incentive compensation plans and programs. Our CEO attended all Compensation Committee meetings held during 2018, other than meetings and executive sessions to which he was not invited. Our CEO did not participate in the Compensation Committee discussions regarding his individual performance and final annual compensation. Only members of the Compensation Committee vote on matters before that Committee.

Role of the Compensation Advisors

Under its Committee Charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. During 2018, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) and Frederick W. Cook & Co., Inc. (“FWC”) to advise the Compensation Committee on certain executive officer compensation matters. In addition, during 2018, the Compensation Committee consulted Freshfields Bruckhaus Deringer US LLP (“Freshfields”) on certain legal aspects of executive officer compensation. During 2018, the Compensation Committee requested advice on a variety of issues, including short-term and long-term executive incentive compensation programs, executive contract amendments and the composition of our compensation peer group, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2018 Annual Meeting. After consideration of the relevant factors, as well as information supplied by Pearl Meyer and FWC, including their respective independence letters, the Compensation Committee concluded that Pearl Meyer and FWC were independent and not subject to any conflicts of interest when each of them was providing services to the Compensation Committee. After considering Freshfields’ relationships to the Company and its subsidiaries and its conflicts of interest policy and practices, the Compensation Committee concluded that Freshfields is not independent but offers unique, well-rounded perspectives on our executive officer compensation, which aligns with the interests of the Company. See the section titled “Information About the Board of Directors and Committees—Committees of the Board of Directors—Compensation Committee—Role of the Compensation Advisors” on page 16 of this Proxy Statement for additional information regarding the Company’s relationships with the Compensation Committee’s advisors.

Role of Peer Companies

The Compensation Committee uses various data sources to understand the competitive pay environment. These include executive compensation surveys that cover general industry and industry-specific compensation practices. In 2018, the Compensation Committee began working to self-select a peer group that would serve as an additional reference point when setting pay levels and understanding pay practices. To identify this peer group, we began by analyzing companies we considered reasonable peers by considering ValueLine industry groupings, analyst coverage, market knowledge, companies we work alongside of/compete with on major M&A and restructuring engagements, companies who self-selected the Company as a peer, third-party industry league tables and companies we compete with for talent. Next, the Chairman of the Board, Chief Human Resources Officer and Head of Investor Relations engaged shareholders to solicit their feedback. Overall, shareholders expressed support for the Company self-selecting a peer group and the process we followed to identify key attributes of our peer group.

In September 2018, the Compensation Committee adopted a self-selected peer group. As part of the peer group selection process, we considered pay levels and pay practices of potential peers when determining the peer group. Going forward, the Compensation Committee will periodically review the pay levels and pay practices of the newly-adopted proxy peer group, which is described below.

While developing the peer group, the Compensation Committee observed that many of the Company’s direct competitors were not publicly held and there is limited or no compensation information available. As a result, FTI Consulting’s peer group (“Peer Companies”) generally consists of competitors for which public information is available, who are part of the same or similar industry, who provide one or more of the same or similar services, or who are similar in size or scope to the Company’s global operations. In addition to these general criteria, the Compensation Committee selected the Peer Companies based on companies that meet one or more of the following principles:

•	Publicly traded companies listed on a U.S. stock exchange

•	Companies in the specialty consulting sector

•	Companies who compete with or work alongside the Company on restructuring and M&A engagements

•	Companies who compete with the Company for talent

Based on the above-mentioned analysis and key principles, the Company self-selected the following companies, which collectively represent the Peer Companies:

Affiliated Managers Group, Inc. Artisan Partners Asset Management, Inc. CRA International, Inc. Eaton Vance Corp. Evercore, Inc. Franklin Resources, Inc.	Greenhill & Co., Inc. Houlihan Lokey, Inc. Huron Consulting Group, Inc. Invesco Ltd. Lazard Ltd. Legg Mason, Inc.	Moelis & Co. Navigant Consulting, Inc. Oppenheimer Holdings, Inc. Piper Jaffray Cos. PJT Partners, Inc. Stifel Financial Corp. T. Rowe Price Group, Inc.

The below chart ranks the Company as compared to the Peer Companies as a group, by revenue and market capitalization for the year ended December 31, 2018:

FTI Consulting vs. Peer Group (1)

(1)	Reflects trailing 12-month revenues.

As mentioned above, the Compensation Committee will continue to use a variety of sources, including compensation surveys and Peer Company data, to establish market practices and will consider this data when assessing the competitiveness of the Company’s executive compensation and compensation practices. Although the type of review may change over time, the Compensation Committee generally will review salaries, annual incentives, long-term incentives, incentive designs, severance practices, change-in-control practices, employment contract provisions and other pay features as needed to assess the Company’s pay programs and ensure they support the Company’s strategic objectives and remain market competitive.

The Compensation Committee will not rely solely on Peer Company data to establish the compensation for our NEOs. Furthermore, the Compensation Committee does not target a specific competitive position versus the market in determining the compensation of our NEOs. The Compensation Committee believes that, because of the Company’s diverse mix of services, strictly benchmarking against the Peer Companies would not provide a meaningful basis for establishing compensation. While the Compensation Committee believes the Peer Company data will be helpful in assessing our competitive position, it also refers to other sources, including public compensation data for other potential competitors for executive talent. The Compensation Committee will consider the Peer Companies and competitor pay, alongside our pay-for-performance and long-term value creation objectives, in determining the compensation for our executive officers that best aligns compensation and shareholder interests.

Components of Compensation

Our compensation programs are comprised of three primary elements: annual base salary, AIP and LTIP. Each element is structured to complement one another and establish a balanced pay-for-performance structure, which aligns with our pay-for-performance compensation philosophy:

Pay Component	Rationale
Base Salary	• Attracts and retains qualified talent • Fairly compensates the executive based on experience, skills, responsibilities and abilities • Only fixed source of cash compensation
AIP Opportunity

•  Motivates and rewards executive to achieve key financial and individual objectives

•  Aligns executive and shareholder interests through performance measures that contribute to shareholder value creation

•  Measures executive performance on accomplishment of pre-established strategic objectives

Performance RSU Opportunity	• Incentivizes and rewards for strong market performance as measured over a three-year period
RSAs

•  Aligns interest of the executive with those of shareholders and provides a direct link to growth in shareholder value

•  Three-year vesting period supports our leadership retention/stability objectives

Annual Long-Term

2018 COMPENSATION PROGRAMS

2018 Compensation Mix

Executive compensation is strongly linked to the financial and operational performance, as well as the stock performance, of the Company. Our 2018 CEO and other NEO compensation programs balance fixed cash base pay and at-risk pay tied to our AIP and LTIP programs. 2018 AIP is subject to annual Adjusted EBITDA, Adjusted EPS and individual performance metrics. 2018 LTIP is comprised of Performance RSUs and time-based RSAs. The Performance RSUs are subject to a three-year Relative TSR performance measurement period. The RSAs vest pro rata over three years, subject to forfeiture on certain termination events. In 2018, 81.8% of our CEO’s and 66.6% of our other NEOs’ target annual compensation was at risk. The below charts describe the mix of 2018 target compensation for our CEO and our other NEOs:

2018 CEO Compensation at Target 2018 Other NEOs Compensation at Target

Key Elements of 2018 Compensation Programs

The below diagrams describe the key elements of our executive compensation programs for the year ended December 31, 2018:

Award	CEO		NEOs (Other Than CEO)
	Form	Performance Metrics	Form	Performance Metrics
Annual Base Salary	Fixed Cash $1,000,000	N/A	Fixed Cash $550,000	N/A
AIP	AIP Opportunity as % of Annual Base Salary Threshold – 75% Target – 150% Maximum – 225%	Metric as % of Total AIP Opportunity Adjusted EPS – 37.5% Adjusted EBITDA – 37.5% Individual Performance – 25%	AIP Opportunity as % of Annual Base Salary Threshold – 50% Target – 100% Maximum – 150%	Metric as % of Total AIP Opportunity Adjusted EPS – 33.33% Adjusted EBITDA – 33.33% Individual Performance – 33.34%
	Form of Payment as % of Total AIP Cash – 75% RSAs – 25%		Form of Payment as % of Total AIP Cash – 100%

LTIP	Total LTIP Opportunity at Target $3,000,000 (3x Annual Base Salary)		Total LTIP Opportunity at Target $550,000 (1x Annual Base Salary)
	Time-Based RSAs		Time-Based RSAs
	RSA Opportunity as % of Total LTIP Opportunity at Target 33.33% ($999,900) Time-Based Pro Rata Annual Vesting over Three Years	N/A	RSA Opportunity as % of Total LTIP Opportunity at Target 40% ($220,000) Time-Based Pro Rata Annual Vesting over Three Years	N/A
	Performance RSUs		Performance RSUs

Performance RSU Opportunity as % of Total LTIP Opportunity at Target

66.67% ($2,000,100) (“CEO RSU Target”)

Performance RSU Payout Opportunity as % of CEO RSU Target

Threshold – 50%

Target – 100%

Maximum – 150%

Company Relative TSR Threshold – 25th Percentile Target – 55th Percentile Maximum – 80th Percentile

Performance RSU Opportunity as % of Total LTIP Opportunity at Target

60% ($330,000) (“NEO RSU Target”)

Performance RSU Payout Opportunity as % of NEO RSU Target

Threshold – 50%

Target – 100%

Maximum – 150%

Company Relative TSR Threshold – 25th Percentile Target – 50th Percentile Maximum – 75th Percentile

2018 PAY OUTCOMES

Base Salary

Each NEO was paid an annual cash base salary in 2018 in order to fairly compensate the executive based on his or her experience, skills, responsibilities and abilities. Our CFO, CSTO, GC and CHRO received an annual cash base salary increase in 2018 to $550,000 from $500,000 in recognition of tenure with the Company. See the section titled “Executive Officers and Compensation—Summary Compensation Table” beginning on page 51 of this Proxy Statement for additional information regarding NEO annual cash base salary and other compensation for the year ended December 31, 2018.

2018 Annual Incentive Pay

Program Design

Our 2018 AIP is an annual incentive program which rewards our NEOs for achieving key annual non-GAAP financial metrics and personal objectives. The metrics and targets that the Compensation Committee selected for 2018 tie directly to our operational and strategic goals. The objectives and rationale for selecting the AIP performance metrics for the year ended December 31, 2018 were as follows:

Performance Metrics	Operational or Strategic Objectives	Rationale for Using Performance Metric
Adjusted Net Cash Provided by Operating Activities (“Adjusted Cash Flow”)	Incentivizes disciplined use of cash flows to enhance shareholder returns	Measures the ability of the Company to translate earnings to cash, which is indicative of the health of operations and allows the Company to invest for the future and enhance shareholder returns
Adjusted EBITDA	Deliver Adjusted EBITDA growth	Measures the Company’s operating performance, excluding the impact of certain items
Adjusted EPS	Deliver Adjusted EPS growth	Measures the Company’s ability to generate income per share, excluding the impact of certain items, which is indicative of shareholder value
Individual Performance	Incentivizes executives to achieve pre-established short-term and long-term strategic and business objectives	Measures individual NEO success

2018 AIP Metrics

AIP for the year ended December 31, 2018 was contingent on meeting a minimum Adjusted Cash Flow hurdle of $85.0 million. Because the Adjusted Cash Flow hurdle was met, the NEOs became eligible to earn up to a maximum individual payout award established as a percentage of actual Adjusted Cash Flow, subject to reduction based on the achievement of Adjusted EBITDA and Adjusted EPS and individual performance goals.

During the first quarter of 2018, the Compensation Committee set the targets for each of the financial metrics and outlined the key individual goals for our CEO. For other NEOs, the CEO established their individual goals in consultation with them. The financial metrics were set taking into account the Company’s strategic initiatives, historical financial performance, internal budgeting for the relevant year, external guidance and expected market conditions, as follows:

•

The 2018 target for Adjusted EBITDA of $194.0 million was set above the actual Adjusted EBITDA of $192.0 million reported by the Company for the year ended December 31, 2017 and was set at the same time as the 2018 target Adjusted EPS metric. The threshold and maximum Adjusted EBITDA metrics were set at 20% below and above target or $155.2 million and $232.8 million, respectively.

•

The 2018 target for Adjusted EPS of $2.50 was set above the actual Adjusted EPS of $2.32 reported by the Company for the year ended December 31, 2017. The 2018 target for Adjusted EPS was established at the mid-point of the external guidance range announced by the Company on February 22, 2018. The threshold and maximum Adjusted EPS metrics were set at 20% below and above target or $2.00 and $3.00, respectively.

2018 Individual Performance Portion of Annual Incentive Pay

For 2018 AIP, 25% of CEO AIP was contingent on achieving individual performance goals specific to the CEO and one-third of other NEOs’ AIP was contingent on achieving individual performance goals specific to such NEO. For the CEO, these goals were established by the Compensation Committee at the beginning of 2018 and communicated to him. For all other NEOs, the CEO established the goals with review and input from the respective NEO. At the end of 2018, the CEO assessed the performance of each NEO and presented his recommendations on the NEO’s individual performance to the Compensation Committee in the first quarter of 2019 for approval. The CEO’s performance is assessed exclusively by the Compensation Committee. As part of the assessment of the individual portion of the AIP, the Compensation Committee has the authority to reduce the actual amount payable under an award.

For 2018, the CEO and each NEO were awarded AIP for individual performance at the maximum of 150% of his or her annual base salary. These awards are reflective of both the Company’s record performance in 2018 and the CEO’s and other NEO’s tangible evidence of accomplishing their individual performance goals. The 2018 performance assessments—noting both 2018 goals and achievements for the CEO and each NEO—are detailed below:

Steven H. Gunby’s Select Individual Performance

2018 Goals	2018 Accomplishments
Refine and extend go-forward strategy, including growth beyond core

•  Delivered strongest organic revenue growth in a decade, with organic revenues up 11.6% compared to 2017

•  Delivered strong revenues in the Latin America, Europe, Middle East and Africa, and Asia Pacific regions, up 45.2%, 24.3% and 9.2%, respectively, compared to 2017

•  Record revenues in Corporate Finance & Restructuring, Forensic and Litigation Consulting, Strategic Communications and Economic Consulting segments supported by multi-year strategic investments in adjacencies, e.g. business transformation, cybersecurity, public affairs and financial economics

•  Strong levels of senior lateral hires attracted to firm, enhancing core positions and extending into new adjacencies, with 51.0% of senior lateral hires based outside the U.S.

Continue trend of sustained year-over-year Adjusted EPS growth	• Adjusted EPS growth of 72.4% compared to 2017, marking four consecutive years of growth
Foster an inclusive leadership culture with discipline and accountability

•  Aligned management team delivered revenue and adjusted segment EBITDA growth in every business segment and region compared to 2017

•  Diverse and collaborative leadership team of executive officers and segment and regional leadership, with 50% of leadership representing diverse groups

Continue to drive effective use of cash

•  Returned $40.7 million to shareholders, repurchasing 755,803 shares of common stock at an average price per share of $53.88 in 2018, under the Board approved stock repurchase program

•  Successful integration of CDG Group following July 2017 acquisition, with revenue and EBITDA contributions exceeding pre-acquisition expectations

•  2.0% convertible notes due 2023 (the “Convertible Notes”) issued in August 2018 replaced 6.0% senior notes due 2022 (the “2022 Senior Notes”) redeemed in November 2018, reducing cash interest expense by approximately $60.0 million over the next five years

Complete select strategic reviews

•  $50.3 million in net proceeds from the sale of the Company’s Ringtail e-discovery software and related business, marking the successful execution of strategic realignment of the Technology segment

•  Every business segment and region delivered revenue and adjusted segment EBITDA growth in 2018, exiting 2017 in fundamentally stronger positions because of the combination of the changes made in every business from 2014 through 2017

Ajay Sabherwal’s Select Individual Performance

2018 Goals	2018 Accomplishments
Continue to drive cost-effectiveness and cash optimization

•  SG&A as a percentage of revenues of 23.0%, down 90 basis points compared to 23.9% in 2017

•  $50.3 million in net proceeds from the sale of the Company’s Ringtail e-discovery software and related business

•  Implemented changes to tax policies to align with the 2017 Tax Act

Ajay Sabherwal’s Select Individual Performance (cont’d)

2018 Goals	2018 Accomplishments
Execute effective capital allocation strategy

•  Convertible Notes issued in August 2018 replaced 2022 Senior Notes redeemed in November 2018, reducing cash interest expense by approximately $60.0 million over the next five years

•  Repurchased 755,803 shares of common stock at an average price per share of $53.88 for a total of $40.7 million returned to shareholders in 2018, under the Board approved stock repurchase program

•  Leveraged strength of the balance sheet to amend and extend revolving senior bank credit facility with longer maturity and more favorable financial covenants that provide additional financial flexibility

•  Free Cash Flows (1) as of December 31, 2018 of $198.4 million, up 71.6% compared to $115.6 million as of December 31, 2017

•  Exited 2018 with total debt, net of cash of $4.2 million

Manage IT excellence plan

•  Completed cloud migration projects, which will result in lower capital spending for data center refurbishment

•  Introduced new cybersecurity tools and training to support cybersecurity awareness and protect the enterprise

Ensure all financial statements filed with the Securities and Exchange Commission (the “SEC”) are accurate and timely	• All SEC filings were accurate and timely filed in 2018 • Successfully implemented ASC 606 Revenue Recognition Standards (“ASC 606”) effective January 1, 2018 across the Finance organization
Maintain and enhance relationships with investor community

•  Maintained regular contact and credibility with shareholders, contributing to the 55% increase in our per share price for December 31, 2018 compared to December 31, 2017

•  Attracted new high-quality active shareholders who have built meaningful top 30 ownership positions

(1)	See Appendix A for the definition of Free Cash Flow, a non-GAAP financial measure, used for financial reporting purposes and the reconciliation to its most directly comparable GAAP measure.

Paul Linton’s Select Individual Performance

2018 Goals	2018 Accomplishments
Support business segments with revising strategies and driving prioritized initiatives

•  Led the development of buyer interest, due diligence, negotiation, carve-out and closing of the sale of Ringtail e-discovery software and related business to Nuix, marking the Technology segment’s successful transition to a software agnostic strategy

•  Completed strategic reviews for two business segments, developed work plans to pursue growth and efficiency opportunities, and assisted segment leadership in execution

Continue to build out and improve effectiveness of Core Operations teams

•  Supported multi-year goal to reduce SG&A as a percentage of revenues, moving from 23.9% in 2017 to 23.0% in 2018

•  Continued to provide oversight for strategic reviews of the effectiveness of internal departments

Execute on select 2018 real estate projects and continue planning for 2019/20 projects

•  Achieved real estate cost target of below 4.0% of revenues communicated at 2017 Investor Day

•  Relocated or renovated offices in 12 locations in the U.S. and around the world, improving the workplace environment for our professionals at a lower cost

•  Negotiated leases for 16 locations in the U.S. and around the world

Uncover new P&L growth opportunities and launch efforts to capture

•  Co-led effort to develop and launch common revenue attribution process across all segments

•  Continued to provide strategic and analytical support for key adjacencies, such as cybersecurity, information governance and digital communications

Curtis P. Lu’s Select Individual Performance

2018 Goals	2018 Accomplishments
Manage litigation	• Protected FTI Consulting brand by effectively managing litigation and mitigating firmwide risks • Safeguarded human capital commitments through the enforcement of employee contracts
Support M&A goals to help ensure value-added and accretive acquisitions

•  Participated in negotiation, documentation and closing of the sale of Ringtail e-discovery software and related businesses to Nuix

•  Participated in the negotiation, documentation and closing of the Convertible Notes offering, reducing cash interest expense by approximately $60.0 million over the next five years

•  Supported due diligence activities to ensure internal M&A processes are followed

Manage and mitigate legal, compliance and regulatory risk	• Led efforts to comply with the EU General Data Protection Regulation • Finalized the adoption of Salesforce as the tool of record for ASC 606
Support Commercial Excellence efforts

•  Increased visibility of the firm’s offerings by actively engaging with members of the Washington, D.C.-based legal community

•  Served as central point of communication for legal professionals seeking the firm’s assistance

•  Collaborated with clients in the legal community on impactful pro bono engagements totaling $1.7 million of pro bono services in 2018 that support the communities in which FTI Consulting does business

Holly Paul’s Select Individual Performance

2018 Goals	2018 Accomplishments
Focus on disseminating core company culture attributes

•  Achieved the highest ever employee engagement survey scores

•  Ranked in the Top 10 on Consulting magazine’s Best Firms to Work For list for the first time ever

•  Utilized various internal communications channels, including global town halls, newsletters, intranet, videos, webinars, quarterly office meetings and office visits to share the firm’s vision and reinforce the core company values

•  Oversaw the execution of the firm’s 5th annual FTI Awards program, which recognized 300 professionals globally

•  Continued the growth and expansion of the firm’s Corporate Citizenship program, through which employees provided over 5,000 hours of volunteer service and $1.7 million of pro bono services in 2018

Commit to strategic talent planning and enhanced recruiting to enable organic growth

•  Led structured succession planning process for Executive Committee and key practice leaders

•  Created three-year Senior Managing Director promotion pipelines for every segment and region

•  Led Senior Managing Director Orientation Program to assimilate newly promoted and lateral hire Senior Managing Directors to FTI Consulting

•  Developed and introduced Managing Director Milestone Program

•  Billable headcount increased 5.1% in 2018

Foster diversity and inclusion

•  Expanded Diversity Ambassadors Program to represent 21 cities globally

•  16 women from FTI WIN Managing Director Leadership Forum promoted to Senior Managing Director since 2015

•  Over 50% of director level employees and above attended in-person inclusive culture training session “Managing and Leading Inclusive Teams”

•  Introduced resume ghosting to reduce unconscious bias

•  Hired 50/50 balance of men and women at the university level

Holly Paul’s Select Individual Performance (cont’d)

2018 Goals	2018 Accomplishments
Align learning and development offerings with global competencies

•  Trained approximately 4,000 professionals through in-person training, e-learning and webinars

•  Revised competency models across all levels, and aligned existing performance management processes to competencies

•  Created and launched learning guides showcasing training and learning opportunities for professionals

•  Offered 360 Feedback Program to all employees globally

2018 Annual Incentive Payout Amounts

The table below sets forth the 2018 AIP paid out to each NEO based on the achievement of Adjusted EBITDA, Adjusted EPS and individual performance goals:

	CEO	Adjusted EBITDA (1) Payout (%) (37.5% of Total)			Adjusted EPS (1) Payout (%) (37.5% of Total)			Individual Performance Payout (%) (25.0% of Total)			Target Incentive Amount	2018 Earned Incentive at Maximum (1)	2018 Payout (% of Target)
		Threshold $155.2M	Target $194.0M	Maximum $232.8M	Threshold $2.00	Target $2.50	Maximum $3.00	Threshold $187,500	Target $375,000	Maximum $562,500
	Steven H. Gunby (2)	50	100	150	50	100	150	50	100	150	$1,500,000	$2,250,000	150%
AIP	Other NEOs	Adjusted EBITDA (1) Payout (%) (33.3% of Total)			Adjusted EPS (1) Payout (%) (33.3% of Total)			Individual Performance Payout (%) (33.4% of Total)			Target Incentive Amount	2018 Earned Incentive at Maximum	2018 Payout (% of Target)
		Threshold $155.2M	Target $194.0M	Maximum $232.8M	Threshold $2.00	Target $2.50	Maximum $3.00	Threshold $91,667	Target $183,333	Maximum $275,000
	Ajay Sabherwal	50	100	150	50	100	150	50	100	150	$550,000	$825,000	150%
	Paul Linton	50	100	150	50	100	150	50	100	150	$550,000	$825,000	150%
	Curtis P. Lu	50	100	150	50	100	150	50	100	150	$550,000	$825,000	150%
	Holly Paul	50	100	150	50	100	150	50	100	150	$550,000	$825,000	150%

(1)	See Appendix B for the definitions of similarly named non-GAAP financial measures used for determining 2018 AIP and reconciliations to their most directly comparable GAAP measures.

(2)	Mr. Gunby’s 2018 AIP was paid 75% in cash and 25% in the form of shares of restricted stock granted on March 13, 2019. The other NEOs’ 2018 AIP was paid 100% in cash.

Long-Term Incentive Pay

The annual LTIP opportunity is intended to incentivize strong financial performance over a three-year period aligning NEOs’ interests with those of our shareholders. Additionally, the LTIP acts as a retention tool by providing the executives with equity ownership that vests or is earned over multiple years. For 2018, LTIP grants were awarded in the forms of Performance RSUs and time-based RSAs. In the case of our CEO, Performance RSUs represented 66.67% and RSAs represented 33.33% of the total LTIP opportunity. In the case of our other NEOs, Performance RSUs represented 60% and RSAs represented 40% of the total LTIP opportunity.

2018 LTIP Awards

Performance RSUs for 2018 are earned based on Company total shareholder return relative to the S&P 500 (“Relative TSR”) for the three-year period beginning January 1, 2018 and ending December 31, 2020 as set forth below. Linear interpolation will be applied for performance between payout levels.

% of Target Shares Granted	Relative TSR Performance Percentile CEO	Relative TSR Performance Percentile Other NEOs
Threshold - 50%	25th	25th
Target - 100%	55th	50th
Maximum - 150%	80th	75th

The CEO and other NEOs were awarded the following 2018 LTIP:

Name	2018 Performance RSUs (1)			2018 RSAs
	Threshold (50%)	Target (100%)	Maximum (150%)
Steven H. Gunby
Number of LTIP Awards	18,567	37,135	55,702	20,435
Grant Date Fair Value	$1,000,050	$2,000,100	$3,000,150	$999,900
Ajay Sabherwal
Number of LTIP Awards	2,972	5,944	8,917	4,498
Grant Date Fair Value	$165,000	$330,000	$495,000	$220,000
Paul Linton
Number of LITP Awards	2,972	5,944	8,917	4,498
Grant Date Fair Value	$165,000	$330,000	$495,000	$220,000
Curtis P. Lu
Number of LTIP Awards	2,972	5,944	8,917	4,498
Grant Date Fair Value	$165,000	$330,000	$495,000	$220,000
Holly Paul
Number of LTIP Awards	2,972	5,944	8,917	4,498
Grant Date Fair Value	$165,000	$330,000	$495,000	$220,000

(1)

See “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 7—Share-Based Compensation” of the Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the Monte Carlo simulation technique used to determine the number of Performance RSUs subject to the performance-based LTIP awards.

Performance of 2016 LTIP Awards Measured as of December 31, 2018

The performance measurement period for the Relative TSR performance awards granted in 2016 ended on December 31, 2018 (the “2016 LTIP Awards”). For the measurement period, we achieved Relative TSR at the 90th percentile resulting in our CEO and other NEOs earning the maximum number of shares of Common Stock at 150% of target. The following table sets forth the number of shares of Common Stock earned by the NEOs under the 2016 LTIP Awards, certified as final by the Compensation Committee on February 21, 2019:

Name	Payout Percentage of Target as of December 31, 2018	Payout Method (# of Common Shares)
Steven H. Gunby	150%	52,447
Paul Linton	150%	10,489
Curtis P. Lu	150%	10,489
Holly Paul	150%	10,489

OTHER PROGRAMS, POLICIES AND GUIDELINES

Executive Officer Equity Ownership

Our Policy on Executive Officer Equity Ownership demonstrates our continuing commitment to shareholder values and is an important method to immediately align management and shareholder interests. Our CEO must attain an investment level in Company equity equal to at least five times (5x) his annual cash base salary. The Company’s other NEOs must attain an investment level in Company equity equal to at least one times (1x) his or her annual cash base salary. The officers must attain that ownership level within three years from his or her hire date or the date he or she advances to a new required ownership level. Sales and transfers of Company shares held by a covered officer will be restricted if he or she does not attain or maintain the applicable equity ownership investment level at the applicable time, except (i) as necessary to exercise a stock option, (ii) as necessary to pay taxes associated with the sale or vesting of equity awards, or (iii) with the prior written approval of the Compensation Committee, in its sole discretion. Shares of Company Common Stock that are directly or indirectly owned by the officer or owned through a trust, and unvested restricted shares, will count toward attaining and maintaining the applicable equity ownership level, while unvested and unexercised stock options, stock appreciation rights and unearned performance-based awards will not. The shares of Common Stock counted toward attaining and maintaining the applicable stock ownership level will be valued as the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the stock ownership determination date.

Our CEO met his requisite investment level in Company equity by or prior to the third anniversary of his hire date and as of the record date of March 27, 2019 (the “Record Date”). Each of the other NEOs met his or her requisite investment in Company equity based on the $550,000 base salary level prior to the third anniversary of such salary increase and as of the Record Date.

The following chart illustrates the (i) equity ownership levels in the Company actually held and required to be held by our CEO and (ii) average equity ownership level actually held by all NEOs (other than our CEO) as a group and required to be held by each such other NEO, in each case valued at $70.07 (which was the average of the closing price per share of our Common Stock reported on the New York Stock Exchange for each trading day in the 90 calendar-day period immediately preceding and including the Record Date):

Executive Officer Stock Ownership Levels

Restrictions on Entering into Derivative Transactions; Hedging and Pledging of Company Securities

The Company’s Policy on Inside Information and Insider Trading prohibits our executive officers, non-employee directors and employees from (i) purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls or similar instruments relating to our securities, (ii) engaging in derivative securities transactions involving or relating to our securities, including hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, (iii) pledging and short selling our securities, (iv) purchasing our securities on margin, and (v) placing bets on the price movement of our securities, such as spread betting.

Clawback Policy

The Company’s Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (the “Clawback Policy”) provides for the recovery of the portion of any cash bonus and other incentive-based compensation (other than stock options) received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Clawback Policy if (i) the restatement was due to material non-compliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the shareholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board intends to revise the Clawback Policy to be consistent with the rules promulgated by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act to the extent such rules are finalized.

Chief executive officers and chief financial officers of public companies are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.

Deductibility of NEO Compensation

Section 162(m) (“Code Section 162(m)”) of the United States Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1.0 million paid to a company’s chief executive officer and certain other executive officers. Beginning in 2018 and subject to very limited exceptions going forward, recent changes in federal tax law have repealed the “qualified performance-based compensation” exception under Code Section 162(m), thus limiting the Company’s ability to deduct significant portions of the compensation paid to our NEOs. The Compensation Committee considers Code Section 162(m) when making compensation decisions, but other considerations, such as hiring qualified executive officers, providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. As a result, the Company reserves the right to pay compensation that may not qualify for deduction under Code Section 162(m).

Timing of Equity Grants

The Compensation Committee is the administrator of our equity compensation plans and programs. The Compensation Committee typically makes annual short-term and long-term incentive compensation decisions during the first quarter of the year to allow dissemination of our fourth-quarter and year-end earnings announcements prior to the grant dates of such awards. In some cases, the Compensation Committee will grant awards that are contingent, which conditions precedent may include commencement of employment or the execution and delivery of employment or other documents, or may authorize awards as of future grant dates. All option awards are made at an exercise price equal to or exceeding the fair market value per share of our Common Stock on the grant date and have a 10-year term. The equity awards to the NEOs are also subject to contractual provisions governing the acceleration of vesting on specified events. The Compensation Committee has not delegated its authority to make equity awards or prescribe the terms (including vesting terms) to our management.

Compensation-Related Risks

At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2018. This assessment included the: (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

OTHER COMPENSATION

Health and Welfare Benefits

We provide our NEOs with substantially the same benefits that we provide to employees generally, to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s other employees. These benefits include medical, dental, vision, prescription drug and mental health insurance and/or a health savings account, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life and accidental death and dismemberment insurance, short-term and long-term disability insurance coverage, and parental, family and medical leave.

Retirement Benefits

We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and, like our employees, are eligible to receive employer matching benefits.

Termination Payments

We have entered into employment arrangements with our CEO and other NEOs that broadly provide for the parameters of their employment with the Company and entitle them to receive specified severance payments and benefits upon certain qualifying terminations of employment. The Employment Agreement dated as of December 13, 2013, effective January 20, 2014 (as amended, the “CEO Employment Agreement”), was further amended as of February 28, 2019, to provide that upon termination by the Company without “Cause,” termination by the CEO with “Good Reason,” or upon “Disability” (each, as defined in the CEO Employment Agreement), or upon death, in addition to other payments provided for in the CEO Employment Agreement, the CEO will be eligible to receive additional pro rata AIP for the year of termination, in a cash lump sum payment, based on the individual performance (if an applicable performance metric), in an amount determined based on the CEO’s individual performance awarded and paid in the year prior to the year of termination, payable within two and one-half months following the effective date of the CEO’s termination. In addition, the CEO Amendment increases the lump sum cash severance payment that the CEO is eligible to receive upon termination by the Company without Cause, or termination by the CEO with Good Reason, to two times the sum of the CEO’s annual cash base salary and Target Bonus (as defined in Section 5 of the CEO Employment Agreement).

The Company entered into amendments as of February 28, 2019 with each of the CFO, CSTO, GC and CHRO, amending his or her employment letter dated as of July 5, 2016. July 15, 2014, May 14, 2015 and July 15, 2014, respectively (in each case, as previously amended, each an “Officer Employment Letter,” and collectively, the “Officer Employment Letters”), to provide that upon termination of the applicable officer by the Company without “Cause,” upon termination by the applicable officer with “Good Reason,” or upon “Disability” (each, as defined in the applicable Officer Employment Letter), or upon death, in addition to other payments provided for in his or her applicable Officer Employment Letter, such NEO will be eligible to receive pro rata AIP for the year of termination, in cash lump sum payments, as follows: (i) for the financial components of AIP, in an amount determined based on actual performance of operating financial performance metric(s) established for the year of termination (with no exercise of negative discretion), payable when such annual incentive pay is paid to other executives of the Company, plus (ii) for the individual component of AIP (if an applicable performance measure), in an amount determined based on such officer’s individual performance awarded and paid in the year prior to the year of termination, payable within two and one-half months following the effective date of such NEO’s termination.

We believe that it is in the best interests of the Company to have these employment arrangements and provide for termination payments thereunder as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ. In addition, they serve as consideration for the agreements of the NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. For more detail on the terms and conditions of the NEO employment arrangements, see the section titled “Executive Officers and Compensation—Employment Agreements and Termination and Change in Control Payments—Employment Arrangements” on page 57 of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis section, to be included in the Proxy Statement relating to the Annual Meeting of Shareholders of the Company on June 5, 2019 (the “Annual Meeting”), with management. Based on such review and discussions, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis section be included in the Proxy Statement relating to the Annual Meeting of the Company.

Compensation Committee

Claudio Costamagna, Chair

Brenda J. Bacon

Gerard E. Holthaus

Laureen E. Seeger

April 23, 2019

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for the years ended December 31, 2016, 2017 and 2018 applying the SEC’s required disclosure rules. Footnotes (2), (3) and (5) to the table describe the vesting and performance conditions associated with the stock-based awards granted in 2018 that are reported in this table, none of which vested upon grant. Performance-based awards in this table are reported at target value. An NEO may not realize any value from an equity-based award, and any realized value upon the vesting, exercise or the end of the applicable performance period may be higher or lower than reported in this table, depending upon the price per share of our Common Stock on the vesting date or Company performance for the performance period, and such differences could be significant.

Name and Principal Position	Year (a)	Salary ($) (1) (b)	Bonus ($) (1) (c)	Stock Awards ($) (2) (3) (d)	Option Awards ($) (e)	Non-Equity Incentive Plan Compensation ($) (1) (4) (f)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (g)	All Other Compensation ($) (7) (h)	Total ($) (i)
Steven H. Gunby (5) (6)	2018	1,000,000	—	3,446,239	—	1,687,500	—	11,055	6,144,794
President and Chief Executive Officer	2017	1,000,000	—	2,249,970	749,996	1,338,824	—	8,100	5,346,890
	2016	1,000,000	—	1,874,976	624,994	2,473,685	—	10,500	5,984,155
Ajay Sabherwal	2018	536,539	—	549,997	—	825,000	—	11,055	1,922,591
Chief Financial Officer	2017	500,000	—	374,995	124,999	516,275	—	8,100	1,524,369
	2016	182,692	875,000	499,984	—	—	—	56,196	1,613,872
Paul Linton	2018	536,539	—	549,997	—	825,000	—	11,055	1,922,591
Chief Strategy and Transformation	2017	500,000	—	374,995	124,999	516,275	—	8,100	1,524,369
Officer	2016	486,731	—	374,995	124,997	618,422	—	8,746	1,613,891
Curtis P. Lu	2018	536,539	—	549,997	—	825,000	—	11,055	1,922,591
General Counsel	2017	500,000	—	374,995	124,999	475,442	—	8,100	1,483,536
	2016	500,000	—	374,995	124,997	618,422	—	10,300	1,628,714
Holly Paul	2018	536,539	—	549,997	—	825,000	—	11,055	1,922,591
Chief Human Resources Officer	2017	500,000	—	374,995	124,999	516,275	—	8,100	1,524,369
	2016	465,769	—	713,095	124,997	618,422	—	10,690	1,932,973

(1)	All cash compensation is presented in Columns (b), (c), (f) and (h).

(2)

The aggregate grant date fair market values of the time-based restricted stock awards (“RSAs”) reported in Column (d) for 2018 have been computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to value the RSAs, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 7—Share-Based Compensation” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”). All RSAs awarded as 2018 LTIP are subject to time-based pro rata annual vesting over three years beginning with the first anniversary of the grant date. For additional information, see the section of this Proxy Statement captioned “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2018” beginning on page 51 of this Proxy Statement.

(3)

The performance-based restricted stock units (“Performance RSUs”) reported in Column (d) for 2018 include the target aggregate values of the Performance RSUs awarded to participating NEOs as 2018 LTIP, based upon the probable outcome of the performance condition based on total shareholder return relative to the S&P 500 (“Relative TSR”), consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as LTIP for the year ended December 31, 2018, measure performance based on Relative TSR over three years from January 1, 2018 through December 31, 2020. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718, for equity awards with market-based conditions, which assesses probabilities of various outcomes of the performance market condition(s). The CEO’s Performance RSUs have been valued using the grant date fair market value of $48.93 per share (the closing price per share reported on the NYSE for the grant date of March 12, 2018) as one of the initial inputs. The other NEOs’ Performance RSUs have been valued using the grant date fair market value of $48.91 per share (the closing price per share reported on the NYSE for the grant date of March 7, 2018 date) as one of the initial inputs. The resulting fair values per Performance RSU granted to (i) our CEO was $53.86 and (ii) our other NEOs was $55.51, which values were used to calculate the number of Performance RSUs awarded to our CEO and other NEOs, respectively. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of

Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 7—Share-Based Compensation” of the Company’s 2018 Form 10-K. For additional information, see the section of this Proxy Statement captioned “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2018” beginning on page 51 of this Proxy Statement.

The following table sets forth the dollar values of the performance-based 2018 LTIP awards at the maximum grant dollar value:

Name	Maximum Performance Award Values ($)
Steven H. Gunby	3,000,110
Ajay Sabherwal	494,983
Paul Linton	494,983
Curtis P. Lu	494,983
Holly Paul	494,983

(4)	The “Non-Equity Incentive Plan Compensation” reported in Column (f) includes the cash incentive compensation awarded as AIP for the year ended December 31, 2018.

(5)

Column (d) includes the portion of AIP for the year ended December 31, 2017 that was paid to our CEO through the award of 9,124 shares of restricted stock with a grant date fair value of $446,255 (based on the closing price per share of Common Stock of $48.91 reported on the NYSE for the grant date of March 7, 2018), which vested in full on March 7, 2019.

(6)

Columns (d) and (f) exclude the 25% of 2018 AIP paid to our CEO through the award of 7,620 shares of restricted stock with a grant date fair value of $562,432, based on the closing price per share of Common Stock of $73.81 reported on the NYSE for the grant date of March 13, 2019, which will be reported as compensation in Column (d) of the Summary Compensation Table for the year ending December 31, 2019.

(7)

“All Other Compensation” in Column (h) includes matching contributions provided to the NEOs under the Company’s 401(k) Plan and excludes other benefits provided to the NEOs on the same basis as provided to all full-time U.S. employees of the Company.

EQUITY COMPENSATION PLANS

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2018

The following table provides information on (i) performance-based cash awards granted as AIP, (ii) equity-based awards granted as LTIP, and (iii) RSAs, granted during the year ended December 31, 2018. There can be no assurance that the grant date fair market values of these awards will ever be realized.

		Compensation Committee Approval Date (b)	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Stock Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (3) ($) (l)
Name	Grant Date (a)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Steven H. Gunby	2/20/18	2/20/18	750,000	1,500,000	2,250,000	—	—	—	—	—	—	—
	3/7/18	3/7/18	—	—	—	—	—	—	9,124	—	—	446,255
	3/12/18	3/12/18	—	—	—	1,000,050	2,000,100	3,000,150	—	—	—	—
	3/12/18	3/12/18	—	—	—	—	—	—	20,435	—	—	999,885
Ajay Sabherwal	2/20/18	2/20/18	275,000	550,000	825,000	—	—	—	—	—	—	—
	3/7/18	3/7/18	—	—	—	165,000	330,000	495,000	—	—	—	—
	3/7/18	3/7/18	—	—	—	—	—	—	4,498	—	—	219,997
Paul Linton	2/20/18	2/20/18	275,000	550,000	825,000	—	—	—	—	—	—	—
	3/7/18	3/7/18	—	—	—	165,000	330,000	495,000	—	—	—	—
	3/7/18	3/7/18	—	—	—	—	—	—	4,498	—	—	219,997
Curtis P. Lu	2/20/18	2/20/18	275,000	550,000	825,000	—	—	—	—	—	—	—
	3/7/18	3/7/18	—	—	—	165,000	330,000	495,000	—	—	—	—
	3/7/18	3/7/18	—	—	—	—	—	—	4,498	—	—	219,997
Holly Paul	2/20/18	2/20/18	275,000	550,000	825,000	—	—	—	—	—	—	—
	3/7/18	3/7/18	—	—	—	165,000	330,000	495,000	—	—	—	—
	3/7/18	3/7/18	—	—	—	—	—	—	4,498	—	—	219,997

(1)

Adjusted net cash provided by operating activities of $246.8 million for the year ended December 31, 2018 exceeded the $85.0 million objective performance threshold established by the Compensation Committee for the payment of 2018 AIP. 2018 AIP payments were based on Adjusted EPS and Adjusted EBITDA results of $4.00 and $265.7 million, respectively, reported in the Company’s 2018 Form 10-K, and the individual performance of our CEO, CFO, CHRO, GC and CSTO, which in each case was assessed at 150% of target. Based on the above financial and individual performance results, aggregate 2018 AIP to our CEO and each of the other NEOs was as follows:

Name	Total (i)
Steven H. Gunby	$2,250,000
Ajay Sabherwal	$825,000
Paul Linton	$825,000
Curtis P. Lu	$825,000
Holly Paul	$825,000

(i)

2018 AIP to the CEO was paid 75% in cash and 25% through the award of 7,620 shares of restricted stock with a grant date fair value of $562,432, based on the closing price per share of common stock of $73.81 reported on the NYSE for the grant date of March 13, 2019, which will be reported as compensation in the Summary Compensation Table for the year ending December 31, 2019. The other NEOs were paid 100% of 2018 AIP in cash.

(2)

Columns (f), (g) and (h) include the target values of the Performance RSUs awarded to participating NEOs as 2018 LTIP based upon the probable outcome of the performance condition based on Relative TSR, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2018 LTIP measure performance based on Relative TSR over three years beginning January 1, 2018 and ending December 31, 2020. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718, for equity awards with market-based conditions. The CEO’s Performance RSUs have been valued using the grant date fair market value of $48.93 (the closing price per share reported on the NYSE for the grant date of March 12, 2018) as one of the initial inputs. The other NEOs’ Performance RSUs have been valued using the grant date fair market value of $48.91 (the closing price per share reported on the NYSE for the grant date of March 7, 2018) as one of the initial inputs. The resulting fair values per Performance RSU granted to (i) our CEO was $53.86 and (ii) our other NEOs was $55.51, which values were used to calculate the number of Performance RSUs awarded to our CEO and other NEOs, respectively.

(3)

Column (l) reports the aggregate grant date fair values of RSAs awarded to certain NEOs in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value these awards, see the discussion of stock awards contained in “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 7—Share-Based Compensation” of the 2018 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the number of shares covered or used as references for (i) exercisable and unexercisable stock appreciation rights (“SARs”), (ii) exercisable and unexercisable stock options, (iii) unvested RSAs, restricted stock units and Performance RSUs, (iv) full-value cash units, and (v) cash-based performance units, held by our NEOs on December 31, 2018:

Name	Number of Securities Underlying Unexercised Options and SARs (#) Exercisable (a)	Number of Securities Underlying Unexercised Options and SARs (#) Unexercis- able (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs (#) (c)	Option Exercise Price or SAR Base Price ($/Sh) (d)	Option or SAR Expiration Date (e)	Number of Shares or Full- Value Units That Have Not Vested (#) (f)	Market Value of Shares or Full-Value Units That Have Not Vested (1) ($) (g)	Equity and Non-Equity Incentive Plan Awards: Number of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (#) (h)	Equity and Non-Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (1) ($) (i)
Steven H. Gunby	48,392(2)	—	—	34.26	4/1/24	—	—	—	—
	75,223(3)	—	—	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	6,069(4)	404,438	—	—
	—	—	—	—	—	—	—	34,965(5)	2,330,068
	49,527(6)	24,764(7)	—	34.33	3/1/26	—	—	—	—
	—	—	—	—	—	12,388(8)	825,536	—	—
	—	—	—	—	—	—	—	40,021(9)	2,666,999
	26,130(10)	52,260(11)	—	40.36	3/6/27	—	—	—	—
	—	—	—	—	—	20,435(12)	1,361,788	—	—
	—	—	—	—	—	9,124(13)	608,023	—	—
	—	—	—	—	—	—	—	37,135(14)	2,474,676
Ajay Sabherwal	—	—	—	—	—	3,855(15)	256,897	—	—
	—	—	—	—	—	2,065(8)	137,612	—	—
	—	—	—	—	—	—	—	6,670(9)	444,489
	4,355(10)	8,710(11)	—	40.36	3/6/27	—	—	—	—
	—	—	—	—	—	4,498(16)	299,747	—	—
	—	—	—	—	—	—	—	5,944(17)	396,108
Paul Linton	53,552(18)	—	—	36.75	8/25/24	—	—	—	—
	13,540(3)	—	—	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	1,213(4)	80,834	—	—
	—	—	—	—	—	—	—	6,993(5)	466,014
	9,905(6)	4,953(7)	—	34.33	3/1/26	—	—	—	—
	—	—	—	—	—	2,065(8)	137,612	—	—
	—	—	—	—	—	—	—	6,670(9)	444,489
	4,355(10)	8,710(11)	—	40.36	3/6/27	—	—	—	—
	—	—	—	—	—	4,498(16)	299,747	—	—
	—	—	—	—	—	—	—	5,944(17)	396,108
Curtis P. Lu	—	—	—	—	—	1,213(4)	80,834	—	—
	—	—	—	—	—	—	—	6,993(5)	466,014
	—	4,953(7)	—	34.33	3/1/26	—	—	—	—
	—	—	—	—	—	2,065(8)	137,612	—	—
	—	—	—	—	—	—	—	6,670(9)	444,489
	—	8,710(11)	—	40.36	3/6/27	—	—	—	—
	—	—	—	—	—	4,498(16)	299,747	—	—
	—	—	—	—	—	—	—	5,944(17)	396,108
Holly Paul	12,035(3)	—	—	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	1,213(4)	80,834	—	—
	—	—	—	—	—	—	—	6,993(5)	466,014
	9,905(6)	4,953(7)	—	34.33	3/1/26	—	—	—	—
	—					2,500(19)	166,600	—	—
	—	—	—	—	—	2,065(8)	137,612	—	—
	—	—	—	—	—	—	—	6,670(9)	444,489
	4,355(10)	8,710(11)	—	40.36	3/6/27	—	—	—	—
	—	—	—	—	—	4,498(16)	299,747	—	—
	—	—	—	—	—	—	—	5,944(17)	396,108

(1)

All cash values in Columns (g) and (i) have been computed by multiplying $66.64 (the closing price per share of Common Stock reported by the NYSE for December 31, 2018), by the number of shares of restricted stock or restricted stock units that have not yet vested.

(2)

Represents cash-based vested and exercisable stock appreciation rights (“SARs”) as of December 31, 2018, granted to our CEO as 2014 LTIP by the Compensation Committee, under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated as of June 3, 2015 (the “2009 Plan”), with a grant date of April 1, 2014. SARs represent the right to receive an amount of cash upon exercise equal to (a) the difference between (i) the fair market value of a share of Common Stock on the applicable exercise date and (ii) the base price of $34.26 per share, multiplied by (b) the number of SARs exercised by the holder on such date. The SARs became fully vested and exercisable as of April 1, 2017.

(3)

Represents option shares that may be acquired upon exercise of the vested and exercisable stock options, which were granted as 2015 LTIP by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2015. The stock options represent the right to acquire option shares following the applicable vesting date, upon exercise and payment of the exercise price, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. The stock options became fully vested and exercisable as of March 1, 2018.

(4)

Represents unvested RSAs, which were awarded as 2016 LTIP by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2016. Such RSAs vested on a pro rata basis on March 1, 2017, March 1, 2018 and March 1, 2019, such that all unvested RSAs became fully vested as of March 1, 2019.

(5)

Represents the target number of unearned Performance RSUs, which were awarded as 2016 LTIP by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2016 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2016 and ended December 31, 2018). As of February 21, 2019, the Compensation Committee certified achievement of the applicable performance condition at the maximum level. The number of freely tradeable shares of Common Stock of the Company that became issuable to each NEO as of February 21, 2019 on account of the 2016 Performance RSUs, were as follows:

Name	Maximum Performance RSUs
Steven H. Gunby	52,447
Paul Linton	10,489
Curtis P. Lu	10,489
Holly Paul	10,489

(6)

Represents option shares that may be acquired upon exercise of the vested and exercisable portions of the stock options, which were granted as 2016 LTIP by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2016. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Such unvested stock options vested and became exercisable for a pro rata portion of option shares on March 1, 2017 and March 1, 2018, such that the stock options became fully vested and exercisable as of March 1, 2019.

(7)

Represents option shares that may be acquired upon exercise of the unvested and unexercisable portions of the stock options, which were granted as 2016 LTIP by the Compensation Committee under the 2009 Plan with a grant date of March 1, 2016. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Such unvested portions of the stock options vested for a pro rata portion of option shares on March 1, 2019, such that all unvested stock options became fully vested and exercisable as of March 1, 2019.

(8)

Represents unvested RSAs, which were awarded as 2017 LTIP by the Compensation Committee under the 2009 Plan, with a grant date of March 6, 2017. Such unvested RSAs each vest on a pro rata annual basis on each of March 6, 2019 and March 6, 2020, such that all unvested RSAs will be fully vested as of March 6, 2020.

(9)

Represents the target number of unearned Performance RSUs, which were awarded as 2017 LTIP by the Compensation Committee under the 2009 Plan, with a grant date of March 6, 2017 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2017 and ending December 31, 2019). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee on March 6, 2017:

Name	Maximum Performance RSUs
Steven H. Gunby	60,032
Ajay Sabherwal	10,005
Paul Linton	10,005
Curtis P. Lu	10,005
Holly Paul	10,005

(10)

Represents option shares that may be acquired upon exercise of the vested and exercisable portions of the stock options, which were granted as 2017 LTIP by the Compensation Committee under the 2009 Plan, with a grant date of March 6, 2017. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the stock option is being exercised by the holder on such date. Such stock options vested and became exercisable for a pro rata portion of the option shares, such that the stock options became fully vest as of March 6, 2019.

(11)

Represents option shares that may be acquired upon exercise of the unvested and unexercisable portions of the stock options, which were granted as 2017 LTIP by the Compensation Committee under the 2009 Plan, with a grant date of March 6, 2017. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Such unvested portions of the stock options each vest and become exercisable for a pro rata portion of the option shares on each of March 6, 2019 and March 6, 2020, such that all unvested stock options will become fully vested and exercisable as of March 6, 2020.

(12)

Represents the unvested RSA, which was awarded to our CEO as 2018 LTIP by the Compensation Committee under the 2017 Omnibus Incentive Compensation Plan (the “2017 Plan”), with a grant date of March 12, 2018. Such unvested portion of the RSA will vest on a pro rata annual basis on each of March 12, 2019, March 12, 2020 and March 12, 2021, such that all unvested RSAs will be fully vested as of March 12, 2021.

(13)

Represents the unvested RSAs, which were awarded to our CEO as 2017 AIP by the Compensation Committee under the 2017 Plan, with a grant date of March 7, 2018. Such unvested RSAs will vest on a pro rata annual basis, such that all unvested RSAs became fully vested as of March 7, 2019.

(14)

Represents the target number of unearned Performance RSUs, which were awarded to our CEO as 2018 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 12, 2018 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning December 31, 2018 and ending December 31, 2020). The following table sets forth the maximum number of Performance RSUs awarded to our CEO by the Compensation Committee on March 12, 2018:

Name	Maximum Performance RSUs
Steven H. Gunby	55,702

(15)

Represents unvested RSAs, which were awarded by the Compensation Committee under the 2009 Plan with a grant date of August 15, 2016. Such unvested portions of such RSAs will be fully vested as of August 15, 2019.

(16)

Represents the unvested RSAs, which were awarded to our NEOs (other than our CEO) as 2018 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 7, 2018. Such RSAs will vest on a pro rata basis on each of March 7, 2019, March 7, 2020 and March 7, 2021, such that all unvested RSAs will be fully vested as of March 7, 2021.

(17)

Represents the target number of unearned Performance RSUs, which were granted to our NEOs (other than our CEO) as 2018 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 7, 2018 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2018 and ending December 31, 2020). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee to our other NEOs on March 7, 2018:

Name	Maximum Performance RSUs
Ajay Sabherwal	8,917
Paul Linton	8,917
Curtis P. Lu	8,917
Holly Paul	8,917

(18)

Represents option shares that may be acquired upon exercise of the vested and exercisable portions of the stock option granted by the Compensation Committee as an employment inducement award pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for joining the Company. The stock option represents the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the stock option is being exercised by the holder on such date. The stock option became fully vested and exercisable as of August 25, 2017.

(19)

Represents unvested RSAs, which were granted by the Compensation Committee under the 2009 Plan, with a grant date of December 30, 2016. Such unvested RSAs will vest on a pro rata basis on December 30, 2019, such that all unvested RSAs will be fully vested on December 30, 2019.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of our Common Stock acquired during the fiscal year ended December 31, 2018 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (b) (1)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d) (2)
Steven H. Gunby:
Options	—	—	—	—
Stock	—	—	47,069	2,226,842
Ajay Sabherwal:
Options	—	—	—	—
Stock	—	—	4,886	344,375
Paul Linton:
Options	—	—	—	—
Stock	—	—	7,174	339,166
Curtis P. Lu:
Options	14,260	487,010	—	—
Stock	—	—	2,246	107,121
Holly Paul:
Options	—	—	—	—
Stock	—	—	9,126	473,513

(1)

The value realized upon the exercise of stock options is computed by multiplying (a) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option, by (b) the number of shares for which the option was exercised.

(2)

The value realized on vesting of restricted stock is computed by multiplying (a) the market value of the shares of Common Stock at the vesting date, by (b) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL PAYMENTS

EMPLOYMENT ARRANGEMENTS

Steven H. Gunby. The Company and Steven H. Gunby are parties to the Employment Agreement dated as of December 13, 2013, effective January 20, 2014 (as amended, the “CEO Employment Agreement”), which provided for an initial term of three years and was extended for an additional three-year term expiring on April 1, 2020, subject to automatic renewal for successive one-year terms unless Mr. Gunby’s employment has been otherwise terminated or Mr. Gunby or the Company provide 120 days’ or 90 days’, respectively, prior written notice of non-renewal. The CEO Employment Agreement provides for payments upon certain termination events (as further summarized and quantified under “ — Termination and Change in Control Payment Amounts”), subject to the execution of a release of claims, due to termination by the Company with and without “Cause,” termination by Mr. Gunby with and without “Good Reason,” or “Disability” (each as defined in the CEO Employment Agreement), or death. See the section titled “Executive Officers and Compensation — Compensation Discussion and Analysis — Other Compensation — Termination Payments” beginning on page 47 of this Proxy Statement for additional information regarding payments to our CEO on certain termination events. The CEO Employment Agreement also provides that the CEO’s AIP threshold bonus opportunity will be not less than 75% and not more than 100% of base salary, AIP target bonus opportunity will be not less than 150% and not more than 200% of base salary and AIP maximum bonus opportunity will be not less than 225% and not more than 300% of base salary. The CEO Employment Agreement contains non-competition provisions that will continue for 18 months following the last day of employment. During that period, Mr. Gunby also will be prohibited from (i) soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company or (ii) interfering with any relationship of the Company. Mr. Gunby also agrees not to use or disclose confidential or proprietary information of the Company in violation of the CEO Employment Agreement.

Ajay Sabherwal, Paul Linton, Curtis P. Lu and Holly Paul. The Company entered into employment letters with our CFO, CSTO, GC and CHRO dated as of July 5, 2016. July 15, 2014, May 14, 2015 and July 15, 2014, respectively, in each case as previously amended (each an “Officer Employment Letter,” and collectively, the “Officer Employment Letters”). The Officer Employment Letters provide for at-will employment, subject to certain terms relating to each officer’s applicable annual cash base salary, sign-on bonus, bonus opportunities and severance and bonus protection upon certain termination events. The Officer Employment Letters provide for payments upon certain termination events (as further summarized and quantified under “ — Termination and Change in Control Payment Amounts”), subject to the execution of a release of claims, due to termination by the Company without “Cause,” termination by the applicable executive officer with “Good Reason,” or “Disability” (each as defined in the applicable Officer Employment Letter) or death, or within 18 months following a “Change in Control” (as defined in the 2009 Plan or 2017 Plan). See the section titled “Executive Officers and Compensation — Compensation Discussion and Analysis — Other Compensation — Termination Payments” beginning on page 47 of this Proxy Statement for additional information regarding payments to these NEOs on certain termination events. The Officer Employment Letters contain non-competition provisions that will continue for 12 months following the last day of employment. During that period, the executive officer will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. The executive officer also agrees not to use or disclose confidential or proprietary information of the Company in violation of his or her Officer Employment Letter.

NO SINGLE TRIGGER VESTING OF EQUITY AWARDS ON A CHANGE IN CONTROL

Equity awards granted on or after June 3, 2015 are not subject to automatic “single trigger” vesting acceleration upon a Change in Control. If a NEO’s service with the Company or any of its affiliates is involuntarily terminated by the Company or any of its affiliates for any reason other than Cause or as a result of death or Disability, or pursuant to a NEO’s Good Reason termination right (which terms have the meanings assigned to them in the applicable NEO’s employment arrangements or the applicable equity award agreement) following not less than a one-year period (and not more than a two-year period) after a Change in Control, any applicable outstanding awards granted to such NEO, which have not yet vested will immediately vest or vest and become exercisable, and all restrictions on such awards will immediately lapse.

TERMINATION PAYMENTS

As noted above, the CEO and other NEOs will receive certain payments and benefits upon certain qualifying terminations of employment. We believe that it is in the best interests of the Company to provide for such termination payments and benefits as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to a NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. The following schedule and corresponding footnotes contain more details regarding the potential amounts and benefits payable upon various qualifying terminations of employment and the circumstances upon which such amounts and benefits are payable.

Termination and Change in Control Payment Amounts

The following table sets forth the payments that may be received by each of our NEOs as if his or her employment terminated as of December 31, 2018:

Name	Termination for any Reason Other than Any Termination by the Company without Cause or Termination by the Executive Officer with Good Reason ($) (a)	Termination by the Company without Cause or Termination by the Executive Officer with Good Reason ($) (b)	Termination by the Company without Cause or by the Executive Officer with Good Reason Coincident with or One Year Following a Change in Control (1) ($) (c)	Death or Disability (2) ($) (d)	Change in Control ($) (e)
Steven H. Gunby
Annual Cash Base Salary	—	—	—	—	—
AIP: (3)
Unpaid for Year Prior to Termination	—	—	—	—	—
Prorated AIP for Year of Termination	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000
Equity Awards (4)	—	9,929,719	9,929,719	9,929,719	9,929,719
Cash-Based LTIP Awards (5)	—	—	1,566,933	1,566,933	1,566,933
LTIP Performance Units (6)	—	—	11,207,615	11,207,615	11,207,615
Severance Payment (7)	—	3,750,000	3,750,000	—	5,000,000
Health and Welfare Benefits (8)	—	22,964	22,964	22,964	22,964

Total	1,500,000	15,202,683	27,977,231	24,227,231	29,227,231

Ajay Sabherwal
Annual Cash Base Salary	—	—	—	—	—
AIP:
Unpaid for Year of Termination	—	—	—	—	—
Prorated for Year of Termination	—	—	—	550,000	—
Equity Awards (4)	—	1,037,604	1,037,604	1,037,604	1,037,604
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	1,260,895	1,260,895	1,260,895
Severance Payment (9)	—	536,539	536,539	—	1,086,539
Health and Welfare Benefits (8)	—	15,469	15,469	15,469	15,469

Total	—	1,589,612	2,850,507	2,863,968	3,400,507

Paul Linton
Annual Cash Base Salary	—	—	—	—	—
AIP:
Unpaid for Year Prior to Termination	—	—	—	—	—
Prorated AIP for Year of Termination	—	—	—	550,000	—
Equity Awards (4)	—	3,345,358	3,345,358	3,345,358	3,345,358
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	1,959,916	1,959,916	1,959,916
Severance Payment (9)	—	536,539	536,539	—	1,086,539
Health and Welfare Benefits (8)	—	13,741	13,741	13,741	13,741

Total	—	3,895,638	5,855,554	5,869,015	6,405,554

Curtis P. Lu
Annual Cash Base Salary	—	—	—	—	—
AIP:
Unpaid for Year of Termination	—	—	—	—	—
Prorated for Year of Termination	—	—	—	550,000	—
Equity Awards (4)	—	907,123	907,123	907,123	907,123
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	1,959,916	1,959,916	1,959,916
Severance Payment (9)	—	536,539	536,539	—	1,086,539
Health and Welfare Benefits (8)	—	17,063	17,063	17,063	17,063

Total	—	1,460,725	3,420,641	3,434,102	3,970,641

Name	Termination for any Reason Other than Any Termination by the Company without Cause or Termination by the Executive Officer with Good Reason ($) (a)	Termination by the Company without Cause or Termination by the Executive Officer with Good Reason ($) (b)	Termination by the Company without Cause or by the Executive Officer with Good Reason Coincident with or One Year Following a Change in Control (1) ($) (c)	Death or Disability (2) ($) (d)	Change in Control ($) (e)
Holly Paul
Annual Cash Base Salary	—	—	—	—	—
AIP:
Unpaid for Year Prior to Termination	—	—	—	—	—
Prorated AIP for Year of Termination	—	—	—	550,000	—
Equity Awards (4)	—	1,866,485	1,866,485	1,866,485	1,866,485
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	1,959,916	1,959,916	1,959,916
Severance Payment (9)	—	536,539	536,539	—	1,086,539
Health and Welfare Benefits (8)	—	17,063	17,063	17,063	17,063

Total	—	2,420,087	4,380,003	4,393,464	4,930,003

(1)	The amounts in Column (c) assume that both the termination without Cause and Change in Control occurred on December 31, 2018.

(2)

On termination for death or Disability, our NEOs are eligible to receive the earned and unpaid portion of any AIP for the year prior to termination and the prorated annual incentive cash bonus for the year of termination based on actual performance. The amount shown includes 2018 AIP for the full year at target. No amount is shown in the table above in respect of the year prior to termination since such amount was previously paid at the beginning of 2018.

(3)

On termination for any reason, our CEO is eligible to receive the earned and unpaid portion of any AIP for the year prior to termination. No amount is shown in the table above in respect of the year prior to termination since such amount was previously paid at the beginning of 2018. In addition, in the event of termination by the Company without Cause or termination by our CEO for Good Reason, our CEO is eligible to receive the prorated annual incentive cash bonus for the year of termination based on actual performance. The amount shown includes 2018 AIP for the full year at target.

(4)

RSAs have been valued based on $66.64 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2018). Stock options have been valued based on the difference between the applicable exercise price and $66.64 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2018).

(5)	Cash-based SARs have been valued based on the difference between the applicable base price and $66.64 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2018).

(6)

Performance RSUs awarded to the NEOs as LTIP on March 1, 2016 and March 6, 2017, to our CEO on March 12, 2018 and the other NEOs on March 7, 2018, have been valued as (i) the total number of shares granted at $66.64 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2018) multiplied by (ii) the payout ratio for each award as of December 31, 2018 based on a third-party valuation.

(7)

As of December 31, 2018, our CEO was eligible to receive a severance payment equal to one and one-half times (1.5x) the sum of (i) his annual cash base salary plus (ii) target bonus for the year of termination (as defined in the CEO Employment Agreement), except that such amount increases to two times (2x) the sum of (x) our CEO’s annual cash base salary plus (y) such target bonus for year of termination, if his employment is terminated by the Company (or its successor) without Cause or he terminates his employment for Good Reason during the 18-month period following a Change in Control. Our CEO’s severance opportunity and eligibility to receive termination payments on certain termination events increased as of February 28, 2019. See the section titled “Executive Officers and Compensation — Compensation Discussion and Analysis — Other Compensation — Termination Payments” beginning on page 47 of the Proxy Statement for additional information.

(8)

Health and welfare benefits represent the current costs of continuing group health and group life insurance coverage for the CEO and his eligible dependents for 18 months after termination, and for the other NEOs and their eligible dependents for 12 months after termination.

(9)

As of December 31, 2018, severance payments to each of our CFO, CSTO, GC and CHRO equal 12 months of annual cash base salary, provided that such amount will be increased to one times (1x) the sum of (i) 12 months annual cash base salary plus (ii) target bonus for the year of termination if the applicable NEO’s employment is terminated by the Company (or its successor) without Cause or by the applicable NEO for Good Reason during the 18-month period following a Change in Control. The amount shown includes 2018 AIP for the full year at target. Their payment opportunities increased in the event of certain termination events as of February 28, 2019. See the section titled “Executive Officers and Compensation — Compensation Discussion and Analysis — Other Compensation Termination Payments” beginning on page 47 of the Proxy Statement for additional information.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the pay ratio of the annual total compensation of our CEO compared to the annual total compensation of our median compensated employee (the “CEO Pay Ratio”) for the year ended December 31, 2018. To determine the pay ratio for 2018, we took the following steps:

•

We determined that there had been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure, thus permitting us to use the median compensation employee identified in our proxy statement for the year ended December 31, 2017 (the “2017 Median Employee”) when calculating our pay ratio for 2018.

•	We determined, however, that the 2017 Median Employee was not employed by the Company for all of 2018.

•

As permitted by SEC rules, we determined to substitute another employee (the “2018 Median Employee”) whose compensation for the year ended December 31, 2017 was substantially similar to the 2017 Median Employee based on the compensation measures we used to select the 2017 Median Employee. The substitution of the 2018 Median Employee, a U.S.-based Senior Consultant, has not resulted in a significant change in our pay ratio disclosure.

•	We calculated the 2018 Median Employee’s annual total compensation for the year ended December 31, 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

In order to identify our 2017 Median Employee, we (i) analyzed annual base salary, bonus and overtime compensation, and Company matching contributions under our 401(k) Plan, (ii) annualized the compensation of employees hired during 2017, (iii) used the exemption permitted under Item 402(u) of Regulation S-K to exclude employees from eight countries — Brazil (35), China (59), Colombia (55), India (31), Indonesia (3), Mexico (15), the Netherlands (11) and South Africa (34), which totaled 243 employees, comprising less than 5% of our total employee population as of December 31, 2017, resulting in a net employee population of 4,688 employees, and (iv) adjusted non-U.S. employee pay applying foreign currency exchange rates as of December 31, 2017.

The 2018 total compensation, which includes annual base salary, bonus and Company matching contributions under our 401(k) Plan, of the 2018 Median Employee for purposes of determining the CEO Pay Ratio was $123,142; and the 2018 total compensation of our CEO for the purposes of determining the CEO Pay Ratio was $6,144,794.

Based on this information, our 2018 CEO Pay Ratio was 50 to 1.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be, directly or indirectly, material to a related person are disclosed in this Proxy Statement. The Audit Committee reviews and approves transactions with related persons, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers factors such as:

•	the financial and other terms of the transaction, and whether such terms are substantially equivalent to terms that could be negotiated with third parties;

•	the nature of the related person’s interest in the transaction;

•	the importance of the transaction to the related person and to the Company;

•	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and

•	any other matters that the Audit Committee deems appropriate.

2018 RELATED PARTY TRANSACTIONS

In the ordinary course of business, we enter into commercial transactions to provide consulting and advisory services, from time to time, with clients or their affiliates for which our directors serve as directors and/or executive officers. All of those transactions have been approved by the Audit Committee of the Company. We consider these transactions to be arm’s length, and we do not believe that the directors had or have any material direct or indirect pecuniary or other interests in such engagements.

On February 11, 2019, BlackRock, Inc. (“BlackRock”) filed a Form 13G/A with the SEC reporting beneficial ownership of shares of our Common Stock, representing 14.93% of our outstanding shares of Common Stock on the Record Date. Exhibit A to the Form 13G/A identifies certain affiliates that have rights to receive dividends and proceeds from the sale of shares of our Common Stock and reports that no one person’s interest is more than 5% of the total outstanding shares of Common Stock, except that BlackRock Fund Advisors and iShares Core S&P Small-Cap ETF each beneficially owns 5% or greater of our outstanding shares of Common Stock. From time to time, in the ordinary course of our business, BlackRock, directly or indirectly, on behalf of itself and/or affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During calendar year 2018, revenues from engagements with BlackRock and its affiliates aggregated approximately $623,000.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2017 and 2018. In connection with the audit of the 2017 and 2018 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.

	2017 ($)	2018 ($)
	(in thousands)
Audit Fees	2,313	2,559
Audit-Related Fees	90	—
Tax Fees	9	10
All Other Fees	—	5

Total	2,412	2,574

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions, and the adoption of new accounting pronouncements and audits of our subsidiaries that are required by statute or regulation. In 2018, approximately $2,559,000 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and comfort letters. Audit fees for 2018 also included approximately $60,000 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm. Tax fees primarily include tax compliance and planning services.

KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

For 2017 and 2018, the Audit Committee or a subcommittee of the Audit Committee pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, that such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011 (the “Audit Committee Charter”). We review and reassess the Audit Committee Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the Audit Committee Charter is publicly available and can be found on the Company’s website under “About — Governance” at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf .

The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Nicholas C. Fanandakis (Chair), Mark S. Bartlett, Vernon Ellis and Gerard E. Holthaus. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and related notes. The Board determined that all members of the Audit Committee qualify as “audit committee financial experts.”

The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Company’s independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process, and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.

We meet periodically with the Company’s management and internal auditor, and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response. The Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2018. KPMG attended five meetings of the Audit Committee and separately met two times with the Audit Committee in closed sessions without management being present with respect to audit, financial reporting and internal control matters during calendar year 2018. One or more members of management attended all regular and special meetings of the Audit Committee, and management separately met two times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters during calendar year 2018. The Audit Committee separately met with the Vice President, Internal Audit of the Company one time in closed session during calendar year 2018. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Vice President, Internal Audit, without management and other committee members being present, and management without other committee members being present, and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:

(1)

We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

(2)

The Audit Committee discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company and accounting principles as applied to the financial reporting of the Company.

(3)

The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve the non-audit services performed by KPMG.

(4)

The Audit Committee reviewed, and discussed with management and KPMG, management’s report and KPMG’s report on internal control of our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

(5)

Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2018 for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2018, is independent from the Company and its management.

We have appointed KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc., a Maryland corporation.

Audit Committee

Nicholas C. Fanandakis, Chair

Mark S. Bartlett

Vernon Ellis

Gerard E. Holthaus

April 23, 2019

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based on reports filed with the SEC, our records and information furnished to us, we believe that our directors, officers and beneficial owners of more than 10% of our total outstanding shares of Common Stock who are required to file reports under Section 16 of the Exchange Act, timely filed their reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2018.

PROPOSALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

We did not receive any shareholder proposals prior to the deadline for 2019 proposals described in our proxy statement for the 2018 Annual Meeting. If you want to present a proposal in our proxy statement for the 2020 annual meeting of shareholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, at our principal executive office located at 555 12th Street NW, Washington, D.C. 20004. Shareholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our current Bylaws. Under our current Bylaws, a shareholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A shareholder’s notice to the Corporate Secretary must be in writing and set forth as to each matter such shareholder proposes to bring before the annual meeting of shareholders the information and materials required by our current Bylaws, including, among other things (i) a description of the business that the shareholder proposes to bring before the meeting, (ii) the shareholder’s reasons for proposing such business at the meeting, (iii) any material interest such shareholder or any “Shareholder Associated Person” (as such term is defined in our current Bylaws), individually or in the aggregate, has in such business, including any anticipated benefit to the shareholder or Shareholder Associated Person therefrom, (iv) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, and (v) the class, series and number of all shares of our capital stock or other securities, which are owned beneficially or of record by such shareholder and such Shareholder Associated Person, the date on which such securities were acquired and the investment intent of such acquisition, and any short interest in any of our securities. For the annual meeting of shareholders in 2020, we must receive this notice no earlier than November 25, 2019 and no later than 5:00 p.m., Eastern Time, on December 25, 2019. If a shareholder wishes to submit a proposal at the 2020 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to shareholders in connection with our previous year’s annual meeting of shareholders, which will be December 25, 2019.

Appendix A

RECONCILIATIONS OF NON-GAAP to GAAP FINANCIAL MEASURES

We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of business, and losses on early extinguishment of debt. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results and GAAP financial measures, provides management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business, and the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. In addition, Non-GAAP financial measures used for computing executive officer annual incentive pay may be defined differently than similarly titled measures used for financial reporting purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income.

RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

(amounts in 000s)	2018	2017	2016	2015	2014
Net income	$150,611	$107,962	$85,520	$66,053	$58,807
Add back:
Income tax provision (benefit)	57,181	(20,857)	42,283	39,333	42,604
Interest income and other	(4,977)	(3,752)	(10,466)	(3,232)	(4,670)
Interest expense	27,149	25,358	24,819	42,768	50,685
Gain on sale of business	(13,031)	—	—	—	—
Loss on early extinguishment of debt	9,072	—	—	19,589	—
Depreciation and amortization	31,536	31,177	38,700	31,392	33,989
Amortization of other intangible assets	8,162	10,563	10,306	11,726	15,521
Special charges	—	40,885	10,445	—	16,339
Remeasurement of acquisition-related contingent consideration	—	702	1,403	(1,867)	(2,723)

Adjusted EBITDA	$265,703	$192,038	$203,010	$205,762	$210,552

RECONCILIATIONS OF NET INCOME AND EPS TO ADJUSTED NET INCOME AND ADJUSTED EPS FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

(amounts in 000s, except per share amounts)	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Net income	$150,611	$107,962	$85,520	$66,053	$58,807	$(10,594)	$(36,986)	$103,903	$65,984	$139,843
Add back:
Special charges	—	40,885	10,445	—	16,339	38,414	29,557	15,213	51,131	—
Tax impact of special charges	—	(13,570)	(3,595)	—	(6,702)	(15,147)	(10,442)	(5,928)	(18,398)	—
Goodwill impairment charges	—	—	—	—	—	83,752	110,387	—	—	—
Loss on early extinguishment of debt	9,072	—	—	19,589	—	—	4,850	—	5,161	—
Tax impact of loss on early extinguishment of debt	(2,359)	—	—	(7,708)	—	—	(1,940)	—	(2,142)	—
Remeasurement of acquisition-related contingent consideration	—	702	1,403	(1,867)	(2,723)	(13,555)	(5,228)	(9,953)	—	—
Tax impact of remeasurement of acquisition-related contingent consideration	—	(269)	(546)	747	1,005	1,501	—	—	—	—
Non-cash interest expense on convertible notes	3,019	—	—	—	—	—	—	—	—	—
Tax impact of non-cash interest expense on convertible notes	(775)	—	—	—	—	—	—	—	—	—
Gain on sale of business	(13,031)
Tax impact of gain on sale of business	6,798	—	—	—	—	—	—	—	—
Impact of 2017 Tax Act	—	(44,870)	—	—	—	—	—	—	—	—

Adjusted Net Income	$153,335	$90,840	$93,227	$76,814	$66,726	$84,371	$90,198	$103,235	$101,736	$139,843

Earnings per common share — diluted	$3.93	$2.75	$2.05	$1.58	$1.44	$(0.27)	$(0.92)	$2.39	$1.38	$2.63
Add back:
Special charges	—	1.04	0.25	—	0.40	0.98	0.73	0.35	1.08	—
Tax impact of special charges	—	(0.34)	(0.08)	—	(0.16)	(0.39)	(0.26)	(0.14)	(0.39)	—
Goodwill impairment charges	—	—	—	—	—	2.14	2.74	—	—	—
Loss on early extinguishment of debt	0.23	—	—	0.47	—	—	0.12	—	0.11	—
Tax impact of loss on early extinguishment of debt	(0.06)	—	—	(0.19)	—	—	(0.05)	—	(0.05)	—
Remeasurement of acquisition-related contingent consideration	—	0.02	0.03	(0.04)	(0.07)	(0.34)	(0.13)	(0.23)	—	—
Tax impact of remeasurement of acquisition-related contingent consideration	—	(0.01)	(0.01)	0.02	0.03	0.04	—	—	—	—
Non-cash interest expense on convertible notes	0.08	—	—	—	—	—	—	—	—	—
Tax impact of non-cash interest expense on convertible notes	(0.02)	—	—	—	—	—	—	—	—	—
Gain on sale of business	(0.34)	—	—	—	—	—	—	—	—	—
Tax impact of gain on sale of business	0.18	—	—	—	—	—	—	—	—	—
Impact of 2017 Tax Act	—	(1.14)	—	—	—	—	—	—	—	—
Impact of denominator for diluted adjusted earnings per common share	—	—	—	—	—	(0.07)	(0.06)	—	—	—

Adjusted earnings per common share – diluted	$4.00	$2.32	$2.24	$1.84	$1.64	$2.09	$2.17	$2.37	$2.13	$2.63

Weighted average number of common shares outstanding – diluted	38,318	39,192	41,709	41,729	40,729	40,421	41,578	43,473	47,644	53,127

RECONCILIATIONS OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW:

(amounts in 000s)	2018	2017
Net cash provided by operating activities	$230,672	$147,625
Purchases of property and equipment	(32,270)	(32,004)

Free Cash Flow	$198,402	$115,621

Appendix B

DEFINITIONS OF ADJUSTED CASH FLOW, ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDING DECEMBER 31, 2018 AND RECONCILIATIONS TO THEIR MOST DIRECTLY COMPARABLE GAAP MEASURES

Certain of the financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) used to determine annual incentive pay for the year ended December 31, 2018 (“2018 AIP”) are defined differently than the definitions of the similarly named non-GAAP financial measures used for financial reporting purposes. The definitions and calculations of non-GAAP measures used for 2018 AIP purposes were as follows:

ADJUSTED NET CASH PROVIDED BY OPERATING ACTIVITIES (“ADJUSTED CASH FLOW”)

We define Adjusted Cash Flow, a non-GAAP financial measure, for purposes of the 2018 objective financial element of 2018 AIP as net cash provided by operating activities:

(1)	excluding cash expenditures in 2018 related to special charges announced in 2018 or related to special charges announced in prior years;

(2)	excluding any cash expenditures for acquisition costs for successfully completed acquisitions; and

(3)

including an amount equal to the budgeted adjusted net cash provided by operating activities of any business or business segment disposed of by the Company in 2018 for the portion of 2018 subsequent to such disposition.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Net Cash Provided for the Year Ended December 31, 2018:

(amounts in millions)	2018
Net Cash Provided by Operating Activities (from 2018 Form 10-K)	$230.7
Excluding:
Cash Expenditures in 2018 related to special charges announced in 2018 or related to special charges announced in prior years	16.1
Any cash expenditures for acquisition costs for successfully completed acquisitions	—
Including:
Budgeted Adjusted Net Cash Provided by businesses sold in 2018 subsequent to the closing	—

Adjusted Net Cash Flow	$246.8

ADJUSTED EARNINGS PER DILUTED SHARE (“ADJUSTED EPS”)

We define Adjusted EPS, a non-GAAP financial measure, as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business, and the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). For purposes of the 2018 Annual Incentive Plan, the Compensation Committee may, at its discretion, further adjust Adjusted EPS for the following items:

(1)	inclusion of any goodwill impairment charges taken by the Company during the year;

(2)	exclusion of any expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of ASC 805;

(3)

exclusion of any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2018; and

(4)

inclusion of, in the event of a sale or disposition of part of any business or business segment of the Company completed in 2018, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2018, the Adjusted EPS performance metrics may be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2018 subsequent to the closing of such transaction.

Reconciliations of Net Income and EPS to Adjusted Net Income and Adjusted EPS for the year ended December 31, 2018:

(amounts in 000s, except per share amounts)	2018
Net income	$150,611
Add back:
Special charges	—
Tax impact of special charges	—
Goodwill impairment charges	—
Loss on early extinguishment of debt	9,072
Tax impact of loss on early extinguishment of debt	(2,359)
Remeasurement of acquisition-related contingent consideration	—
Tax impact of remeasurement of acquisition-related contingent consideration	—
Non-cash interest expense on convertible notes	3,019
Tax impact of non-cash interest expense on convertible notes	(775)
Gain on sale of business	(13,031)
Tax impact of gain on sale of business	6,798
Impact of 2017 Tax Act	—

Adjusted Net Income	$153,335

Earnings per common share — diluted	$3.93
Add back:
Special charges	—
Tax impact of special charges	—
Goodwill impairment charges	—
Loss on early extinguishment of debt	0.23
Tax impact of loss on early extinguishment of debt	(0.06)
Remeasurement of acquisition-related contingent consideration	—
Tax impact of remeasurement of acquisition-related contingent consideration	—
Non-cash interest expense on convertible notes	0.08
Tax impact of non-cash interest expense on convertible notes	(0.02)
Gain on sale of business	(0.34)
Tax impact of gain on sale of business	0.18
Impact of 2017 Tax Act	—
Impact of denominator for diluted adjusted earnings per common share	—

Adjusted earnings per common share – diluted	$4.00

Weighted average number of common shares outstanding – diluted	38,318

ADJUSTED EBITDA

We define “Adjusted EBITDA,” a non-GAAP financial measure, as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business, and losses on early extinguishment of debt. For purposes of the operative financial element of 2018 AIP, the Compensation Committee may, at its discretion, further adjust Adjusted EBITDA to exclude the following items:

(1)	operating results including costs and expenses of operations (including a minority interest) that are discontinued, sold or acquired;

(2)	impact of foreign exchange rates different than budget (i.e., constant currency);

(3)	costs and expenses related to financing activity and gains or losses related to financing activity;

(4)	unplanned severance costs; and/or

(5)	litigation settlements and costs.

Reconciliation of Net Income to Adjusted EBITDA for the year ended December 31, 2018:

(amounts in 000s)	2018
Net income	$150,611
Add back:
Income tax provision (benefit)	57,181
Interest income and other	(4,977)
Interest expense	27,149
Gain on sale of business	(13,031)
Loss on early extinguishment of debt	9,072
Depreciation and amortization	31,536
Amortization of other intangible assets	8,162
Special charges	—
Remeasurement of acquisition-related contingent consideration	—

Adjusted EBITDA	$265,703

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fticonsulting.com

NYSE: FCN

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FTI CONSULTING, INC. ATTN: JOANNE F. CATANESE CORPORATE SECRETARY 6300 Blair Hill Lane Suite 303 BALTIMORE, MD 21209

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FTI CONSULTING, INC.

The Board of Directors recommends you vote FOR all of the director nominees named below:

1. Election of Directors

Nominees	For	Withhold	Abstain
1a. Brenda J. Bacon 1b. Mark S. Bartlett 1c. Claudio Costamagna 1d. Vernon Ellis 1e. Nicholas C. Fanandakis 1f. Steven H. Gunby 1g. Gerard E. Holthaus 1h. Laureen E. Seeger	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR Proposals No. 2 and No. 3:	For	Against	Abstain
				2. Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

3.  Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2018, as described in the Proxy Statement for the Annual Meeting of Shareholders.

					☐	☐	☐
NOTE: The proxy holders will vote in their discretion with regard to such other business that may properly come before the meeting or any postponement or adjournment thereof.
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FTI CONSULTING, INC.

ADMISSION TICKET

(not transferable)

You are invited to attend the 2019 Annual Meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation, to be held on Wednesday, June 5, 2019 at 9:30 a.m. (Eastern Daylight Time) at our office located at 555 12th Street NW, Washington, D.C. 20004.

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank, or other nominee or fiduciary, you should bring a proxy or letter from the broker, trust, bank, or other nominee or fiduciary confirming your beneficial ownership of the shares as of the close of business on the record date of March 27, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

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PROXY FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FTI CONSULTING, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder(s) of FTI Consulting, Inc., a Maryland corporation (the “Company”), hereby appoint(s) Steven H. Gunby and Ajay Sabherwal, and each of them singly, as proxies, each with full power of substitution in each of them to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on June 5, 2019 at the office of the Company located at 555 12th Street NW, Washington, D.C. 20004, at 9:30 a.m. (Eastern Daylight Time), and at any and all postponements and adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3, AND IN ACCORDANCE WITH THE PROXYHOLDER’S DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.

(Continued and to be signed on the reverse side)